                                  Exhibit 10.20

================================================================================



                                CREDIT AGREEMENT

                                      AMONG

                   BOOKS-A-MILLION, INC. AND ITS SUBSIDIARIES,
                                  AS BORROWERS

                                       AND

                             BANK OF AMERICA, N.A.,
                            AS AGENT FOR THE LENDERS

                                       AND

                             BANK OF AMERICA, N.A.,
                        AS LEAD ARRANGER AND BOOK MANAGER

                                       AND

                              SUNTRUST BANK, N.A.,
                              AS SYNDICATION AGENT

                                       AND

                            THE SEVERAL LENDERS FROM
                            TIME TO TIME PARTY HERETO

                     $100,000,000 REVOLVING CREDIT FACILITY


                            DATED AS OF JULY 1, 2002

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
                                CREDIT AGREEMENT

    THIS CREDIT AGREEMENT ("this Agreement") is entered into as of the 1st day of July, 2002, by and among BOOKS-A-MILLION, INC., a Delaware corporation ("BAM"), and its wholly owned subsidiaries AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC"), AMERICAN INTERNET SERVICE, INC., an Alabama corporation ("AIS") and the wholly-owned subsidiaries of AIS, BOOKSAMILLION.COM, INC., an Alabama corporation ("BAM.COM"), NET CENTRAL, INC., a Tennessee corporation ("NI"), and FAITHPOINT, INC. an Alabama corporation ("FAITHPOINT"); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as the "INITIAL PARTICIPATING ENTITIES"; the Initial Participating Entities, together with all Persons that hereafter become Participating Entities, being hereafter sometimes together referred to as the "BORROWERS"), BANK OF AMERICA, N.A., a national banking association ("BofA"), and the various lenders identified on the signature pages hereto (collectively, with all other Persons that may from time to time hereafter become Lenders hereunder by execution of an Assignment and Acceptance, the "LENDERS"); and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (the "AGENT").

                                    RECITALS

    WHEREAS, the Borrowers have applied to the Lenders for a revolving credit facility in an aggregate principal amount outstanding not to exceed $100,000,000 (the "REVOLVING CREDIT FACILITY"), the proceeds of which are to be used by the Borrowers for general corporate purposes.

    WHEREAS, the Lenders are willing to make the Revolving Credit Facility available to the Borrowers only if, among other things, the Borrowers enter into this Agreement and the other Credit Documents (as hereinafter defined).

    NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lenders to make the Revolving Credit Facility available, the parties hereby agree as follows:

                                 I. DEFINITIONS

    1.1 Terms Defined in this Agreement. As used below in this Agreement, the following capitalized terms shall have the following meanings, unless the context expressly requires otherwise:

    "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

    "AGENT" means Bank of America, N.A., in its capacity as described in Article VII of this Agreement, its lawful corporate successors and any successor agent appointed pursuant to Article VII hereof.

    "AGREEMENT" means this Credit Agreement (including all schedules and exhibits hereto), as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

    "APPLICABLE COMMITMENT FEE RATE," "APPLICABLE LIBO RATE MARGIN," and "APPLICABLE BASE RATE MARGIN" mean, with respect to any Revolving Credit Loan, Swingline Loan, letter of credit fee, the Commitment Fee and any other rates or fees to which such amounts are added or used to calculate such fees or rates, the rates per annum set forth opposite the Fixed Charge Coverage Ratio at the time of determination as set forth below:

                                                      Applicable    Applicable       Applicable
                                                      Base Rate      LIBO Rate     Commitment Fee
            Fixed Charge Coverage Ratio                 Margin        Margin            Rate
            ---------------------------                 ------        ------            ----
Greater than or equal to 2.0 to 1                         0%           1.25%            .25%

Less than 2.0 to 1 but greater than or equal to
1.75 to 1                                                 0%           1.50%            .25%

Less than 1.75 to 1 but greater than or equal to
1.625 to 1                                                0%          1.625%            .25%

Less than 1.625 to 1 but greater than or equal
to 1.5 to 1                                                0%          1.75%            .25%

Changes in the Applicable Commitment Fee Rate, Applicable LIBO Rate Margin and Applicable Base Rate Margin shall be effective: (A) with respect to an increase in such applicable rate or margin, as of the second (2nd) Business Day after the day on which the financial statements and Compliance Certificate are required to be delivered to the Agent and the Lenders pursuant to Sections 5.3.1 and 5.3.2 hereof, as the case may be; provided, however, that if such financial statements and Compliance Certificate are not delivered to the Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements; and (B) with respect to a decrease in such applicable rate or margin, as of the later to occur of (1) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Sections 5.3.1 and
5.3.2 hereof, as the case may be, and (2) the date on which such financial statements are actually delivered to the Agent and the Lenders. If the financial statements and Compliance Certificate are not are not delivered to the Agent and the Lenders on or before the date specified in Sections 5.3.1 and 5.3.2, the rates and margins determined hereunder shall automatically increase to the highest rate and margin set forth above; provided, however, that nothing set forth herein shall limit the Agent's or the Lenders' right to impose in addition to such automatic increase, the Default Rate. As of the date of this Agreement, the Fixed Charge Coverage Ratio is currently 1.65 to 1 and the Applicable LIBO Rate Margin is therefore 1.625% and the Applicable Commitment Fee Rate is therefore .25%.

    "ASSET DISPOSITION" means any sale, assignment, transfer or other disposition by any of the Borrowers or any of their Subsidiaries to any other Person other than another Borrower of any of its assets, business units or other Properties (including ownership interests in Subsidiaries), excluding sales of inventory in the ordinary course of business.

    "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of Schedule 8.11 (with blanks appropriately completed) delivered in connection with an assignment of a portion of a Lender's interest under this Agreement pursuant to Section 8.11.

    "ASSUMPTION AGREEMENT" has the meaning attributed to that term in Section 1.3.6.

    "BANKING DAY" means a Business Day, subject to the following additional convention. As to notices or payments received by Agent on a Business Day at or before noon Charlotte, North Carolina time, the Banking Day shall correspond to the Business Day of receipt. As to notices or payments received by Agent on a Business Day after noon Charlotte, North Carolina time, the Banking Day of receipt shall be deemed to be the next following Business Day.

    "BANKRUPTCY CODE" means Title 11 of the United States Code, as it may be amended from time to time.

    "BASE RATE" shall be the greater of: (a) the rate announced by Agent from time to time as its prime rate of interest and is one of several interest rate bases used by Agent and (b) the rate equal to the Fed Funds Rate plus .50%. Lenders and Agent lend at rates both above and below Agent's prime rate and Borrowers acknowledge that the Base Rate is not represented or intended to be the lowest or most favorable rate of interest offered by any Lender or Agent.

    "BASE RATE LOAN" means a Committed Loan for which BAM has elected application of an interest rate based on the Base Rate.

    "BEST OF BORROWERS' KNOWLEDGE" means the actual knowledge, information and belief of the Chairman, Chief Executive Officer and Chief Financial Officer of Borrowers, with no duty of inquiry.

    "BOFA" means Bank of America, N.A., a national banking association, as a Lender and its successors and assigns.

    "BORROWERS" has the meaning attributed to that term in the preamble to this Agreement.

    "BORROWING NOTICE" has the meaning assigned in Section 2.5.1(b) hereof.

    "BUSINESS DAY" means any day on which Agent is open for the conduct of ordinary business; provided however, that when used in connection with determining the LIBO Rate, the term "Business Day" shall exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

    "CAPITAL LEASE" means a lease that would be characterized as a financed sale or purchase under GAAP.

    "CHANGE OF CONTROL" means the occurrence, after the Closing Date, of (i) any Person or two or more Persons acting in concert (other than Charles C. Anderson, Joel R. Anderson or their respective spouses and lineal descendents or trusts for the benefit of the foregoing) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of BAM (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities thereof entitled to vote in the election of directors; or (ii) during any period of up to 18 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 18-month period were directors of BAM ceasing for any reason to constitute a majority of the Board of Directors thereof unless the Persons replacing such individuals were nominated by the Board of Directors of BAM.

    "CLOSING DATE" means July 1, 2002.

    "COMMITMENT" means, for any Lender, such Lender's Revolving Credit
Commitment.

    "COMMITMENT FEE" has the meaning assigned thereto in Section 2.13.2.

    "COMMITTED NOTE" means the promissory notes of the Borrowers in substantially the form of Schedule 2.3, executed and delivered to the Lenders with the Revolving Credit Commitments pursuant to Section 2.3 or, in connection with an Assignment and Acceptance, pursuant to Section 8.11, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

    "COMMITTED LOANS" means the revolving credit loans described in Article II hereof.

    "CONSOLIDATED ENTITIES" means BAM and any other Person whose financial statements are appropriately consolidated with BAM's financial statements under GAAP.

    "CONSOLIDATED NET INCOME" means, with reference to any period, the net income of the Consolidated Entities (on a consolidated basis) for such period, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP.

    "CONTROL" or "CONTROLLED" means that a Person has the direct or indirect power to conduct or govern the policies of another Person, whether this power exists as a matter of right or through economic compulsion.

    "CREDIT DOCUMENTS" means, collectively, each writing delivered at any time by Borrowers to Lenders or Agent relating to the Committed Loans, the Swingline Loans, any Hedge Agreement, or to evidence or secure any of the Obligations.

    "DEBT" means, without duplication, (i) the Obligations and all other indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn or available to be drawn under letters of credit and banker's acceptances issued for the account of such person, (ii) all indebtedness in excess of $100,000 deferred for more than 180 days for the payment of the purchase price of Property or assets (other than inventory) purchased, (iii) all obligations under Capital Leases, (iv) all indebtedness secured by any mortgage or pledge of, or Encumbrances on, Property of such person, whether or not the indebtedness secured thereby shall have been assumed, and (v) Guaranteed Obligations.

    "DEBT ISSUANCE" means the issuance or sale by any of the Borrowers or any of their Subsidiaries of any Debt other than Debt allowed pursuant to Section 5.8.9.

    "DEFAULT RATE" means a rate of interest equal to two percent per annum (200 basis points) in excess of the highest interest rate that would otherwise be payable on the Obligations under the Credit Documents from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.

    "EBITDAR" means, with respect to any fiscal period, the sum of Consolidated Net Income after deducting therefrom portions of income properly attributable to minority interests not collected in cash and before extraordinary items, losses and gains on sale of assets, non-cash charges and gains related to FASB Statement No. 133 (Accounting for Derivative Instruments and Hedging Activities) and FASB Statement No. 142 (Goodwill and Other Intangible Assets) for such period plus Interest Expense and expenses for taxes, depreciation, amortization and Operating Lease Payments for such period, determined according to GAAP.

    "ENCUMBRANCE" means any interest in Property in favor of one not the owner thereof, whether voluntary or involuntary, including, but not limited to, (i) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale, Capital Lease, consignment, or bailment for security purposes, and (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other such title encumbrances.

    "ENVIRONMENTAL LAWS" means the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C.
Section 6901 et seq.), Safe Water Drinking Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 261 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) ("CERCLA") the Environmental Protection Act, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

    "EQUITY ISSUANCE" means (i) the issuance, sale or other disposition by any of the Borrowers or any of their Subsidiaries of its capital stock, any rights, warrants or options to purchase or acquire any shares of its capital stock, or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrowers or any of their Subsidiaries to any Person other than another Borrower, and (ii) the receipt by any of the Borrowers or any of their Subsidiaries of any capital contribution (whether or not evidenced by any security or instrument); provided, however, that the term Equity Issuance shall not include (a) any rights, warrants or options issued to directors, consultants, officers or employees of the Borrowers or any of their Subsidiaries pursuant to bona fide employee benefit plans established in the ordinary course of business and any capital stock issued upon the exercise thereof, (b) any capital contribution to any Subsidiary that is a Participating Entity, to the extent made directly or indirectly by the Borrowers, or (c) any capital stock or other equity securities issued or sold in connection with any Permitted Acquisition or Permitted Investment and constituting all or a portion of the applicable purchase price.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

    "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of BAM's controlled group, or under common control with BAM, within the meaning of Section 414 of the IRC, the regulations promulgated pursuant thereto and the published revenue rulings issued thereunder.

    "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 404 1(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by BAM or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in 4001(a)(2) of ERISA; (v) the failure by BAM or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

    "EVENT OF DEFAULT" means the occurrence of any of the events specified in
Section 6.1 hereof, as to which any requirement for notice or lapse of time has been satisfied.

    "FASB" means the Financial Accounting Standards Board.

    "FED FUNDS RATE" means a fluctuating rate of interest equal to the Federal Funds Rate as published in the "Money Rates" Section of The Wall Street Journal (the "Index"). Any change in the rate will take effect on the effective date as indicated in The Wall Street Journal. Interest will accrue on any day that is not a Banking Day at the rate in effect on the immediately preceding Banking Day.

    "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination the ratio of EBITDAR for the four fiscal quarter period ending on such date to Interest Expense plus Operating Lease Payments for such period.

    "FLOATING RATE" means a floating rate of interest determined daily during the term of all Swingline Loans or Loans made under the Peak Usage Tranche equal to the sum of the LIBO Rate for a one month Interest Period plus the Applicable LIBO Rate Margin.

    "FUNDED DEBT" means all Debt of the Consolidated Entities, on a consolidated basis.

    "GAAP" means generally accepted accounting principles pronounced by the Financial Accounting Standards Board or any successor thereto, as in effect from time to time.

    "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental entity, court or tribunal including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any foreign or domestic governmental entity.

    "GUARANTEED OBLIGATIONS" of a Person means all guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Debt of others, except the endorsement, in the ordinary course of business, of checks and other instruments.

    "HAZARDOUS SUBSTANCES" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, 42 U.S.C. Section 9601 seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any other Environmental Law.

    "HEDGE AGREEMENT" means any agreement between BAM and any Lender or any Affiliate of a Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging BAM's exposure to fluctuations in interest rates, currency valuations or commodity prices.

    "INTEREST EXPENSE" shall mean all interest and fees incurred on Debt (including obligations payable under Capital Leases attributable to interest) as determined by GAAP during the period in question.

    "INTEREST PAYMENT DATE" means, (i) as to Base Rate Loans and Swingline Loans the first day of each April, July, October and January, and (ii) as to any LIBOR Loan, the last day of the Interest Period applicable to such Loan; provided, however, all interest accrued on each LIBOR Loan having an Interest Period of greater than three months shall be payable (x) on the date that is three months after the initial date of the Interest Period applicable to such LIBOR Loan and
(y) the last day of the Interest Period.

    "INTEREST PERIOD" means as to any LIBOR Loan, the period commencing on (and including) the date of such LIBOR Loan and ending on (but excluding) (i) the seventh (7th) or fourteenth (14th) day thereafter, as Borrower may elect, or
(ii) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as Borrowers may elect. Notwithstanding the foregoing: (x) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period with respect to any Loan shall end later than the Maturity Date. Interest shall accrue from and including the first Banking Day of an Interest Period to but excluding the last Banking Day of such Interest Period.

    "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

    "ISSUING BANK" means, with respect to each Letter of Credit, BofA as provided in Section 2.15.

    "LAW" or "LAWS" means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

    "LENDER" means (a) BofA in its capacity as a Lender and each Person listed on the signature pages hereto and identified as a Lender and (b) each Person that becomes an Assignee pursuant to the provisions of Section 8.11.

    "LETTERS OF CREDIT" has the meaning assigned in Section 2.15 of this Agreement.

    "LETTER OF CREDIT DOCUMENTS" has the meaning assigned in Section 2.15.3 of this Agreement.

    "LETTER OF CREDIT LIABILITIES" has the meaning assigned in Section 2.15 of this Agreement.

    "LIABILITY" or "LIABILITIES" means, with respect to any Person, an obligation, contingent or otherwise, that would be recorded or accrued under GAAP as a liability of that Person including, but not limited to, any nonrecourse obligation secured by Property of that Person.

    "LIBO RATE" means, for any given Interest Period with respect to a given LIBOR Loan, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that for purposes of a seven (7) day or fourteen (14) day Interest Period, the rate shall be determined based on a (1) one month Interest Period. If for any reason such rate is not available, the term LIBO Rate shall mean, for any given Interest Period with respect to a given LIBOR Loan, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

    "LIBO RATE RESERVE PERCENTAGE" means the reserve percentage applicable during any Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Lenders with respect to liabilities or assets consisting of or including LIBOR Liabilities having a term equal to such Interest Period.

    "LIBOR LIABILITIES" means deposit liabilities incurred through the London Interbank Market.

    "LIBOR LOAN" means a Committed Loan for which BAM has elected application of an interest rate based on the LIBO Rate.

    "LOANS" or "LOAN" means the aggregate outstanding amount of all Committed Loans and Swingline Loans and all extensions and renewals thereof and all advances thereof, as the context may require.

    "MARGIN STOCK" shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

    "MATERIAL ADVERSE CHANGE" means any material and adverse change in the business, Properties, or operations of the Consolidated Entities as a whole.

    "MATERIAL ADVERSE EFFECT" means any event or condition which, singly or in the aggregate with other events or conditions, materially and adversely affects the business, Properties, or operations of the Consolidated Entities, as a whole.

    "MATURITY DATE" means July 1, 2005.

    "MAXIMUM LAWFUL AMOUNT" means the maximum lawful amount of interest, loan charges, commitment fees or other charges that may be assessed under Georgia law or, if higher, under applicable federal law.

    "NET CASH PROCEEDS" means (i) in the case of any Debt Issuance or Equity Issuance, the aggregate cash payments received by the Borrowers and their Subsidiaries less reasonable fees and expenses incurred by the Borrowers and their Subsidiaries in connection therewith, and (ii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrowers and their Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrowers and their Subsidiaries in connection therewith, and (y) any income or transfer Taxes paid or reasonably estimated by the Borrowers to be payable by the Borrowers and their Subsidiaries as a result of such Asset Disposition.

    "NOTES" means any of the Committed Notes and the Swingline Note.

    "OBLIGATIONS" means the obligations of Borrowers to the Swingline Lender to repay the Swingline Loans, the obligations of Borrowers to Lenders to repay the Committed Loans, interest and any fees and all other obligations of Borrowers and the Consolidated Entities to Lenders and to Agent under this Agreement and the other Credit Documents.

    "OPERATING LEASES" means leases that are not Capital Leases.

    "OPERATING LEASE PAYMENTS" shall mean all amounts payable under any Operating Lease or rental agreement during the period in question.

    "PARTICIPATING ENTITY" means any Subsidiary that (i) hereafter executes and delivers to the Agent an Assumption Agreement and all other documents necessary to assume joint and several liability as to the Obligations, (ii) is owned, in both economic interest and voting rights, by BAM in an amount exceeding 50%, and
(iii) is owned by BAM in a proportion sufficient to allow BAM to Control the Subsidiary, including the right to cause the

Subsidiary to make lawful distributions of income, and the financial interest of BAM therein is, in Agent's reasonable judgment, freely alienable by BAM through a security interest granted therein or otherwise.

    "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

    "PERMITTED ACQUISITION" means the acquisition (by asset purchase, stock purchase, merger or otherwise, subject to the other requirements of this definition set forth below) by BAM or another Consolidated Entity of the assets of a Person in the ordinary course of business in an aggregate amount not to exceed $15,000,000 (including any assumed Debt) in any single transaction or any multiple transactions that occur during any twelve month period (provided that such $15,000,000 amount shall be automatically, simultaneously and permanently reduced on a dollar for dollar basis for all Permitted Investments made by the Borrowers that are allowed pursuant to paragraph (i) of the definition of Permitted Investments), which purchase meets all of the following additional criteria:

    (a) The form of the acquisition shall have been of the assets of any such Person (by merger or otherwise) or, if for stock or other equity interest, the target acquired shall become a Participating Entity concurrently with the closing of the acquisition.

    (b) BAM shall have delivered to Agent, prior to closing all acquisitions in excess of $7,500,000, unaudited pro forma financial statements demonstrating compliance with all covenants in this Agreement following the acquisition (based on the assumption that the acquisition had actually occurred as of the first day of the period for which such covenants had most recently been calculated for the Consolidated Entities, using the actual historical financial statements for the target to be acquired and the actual historical financial statements for the Consolidated Entities).

    (c) The business of the Permitted Acquisition is in the same, or a reasonably-related, complimentary, or ancillary line of business as the Borrowers.

    (d) The Permitted Acquisition shall have been approved by the Board of Directors or other governing body of the company or business to be acquired or holding the assets to be acquired.

"PERMITTED ENCUMBRANCES" means all of the following:

    (a) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

    (b) mechanics', materialmen's, contractors', landlords' or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

    (c) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record other than Encumbrances that do not materially adversely affect the value or utility of the Property affected thereby or the use to which such Property is being put;

    (d) Encumbrances and other matters approved in writing by the Required Lenders;

    (e) Purchase Money Security Interests, not exceeding the purchase price of the Property securing the Encumbrance;

    (f) the existing Encumbrances described in Exhibit A hereto; and

    (g) other Encumbrances for obligations other than borrowed money not to exceed in the aggregate at any one time $1,500,000.

    "PERMITTED INVESTMENTS" means all of the following:

    (a) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

    (b) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

    (c) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

    (d) certificates of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

    (e) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Ratings Group, or P-1 or higher by Moody's Investors Service, Inc.;

    (f) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

    (g) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Ratings Group or A2 or higher or P-1 or higher by Moody's Investors Service, Inc;

    (h) other investments made with the express prior written approval of the Required Lenders;

    (i) other investments related to the Borrowers' businesses; provided, that, the total amount of such investments shall not exceed an amount equal to the greater of (1) the difference between (a) 5% of the total aggregate tangible assets of the Borrowers minus the cumulative amount of all Permitted Acquisitions made by the Borrowers from the Closing Date to the date of determination and (2) $2,500,000, unless approved in writing by the Required Lenders.

    "PERSON" (whether or not capitalized) means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, limited liability company, governmental agency or political subdivision thereof, or any other form of entity.

    "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by BAM or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

    "PRO RATA" or "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Revolving Credit Percentage at such time of the Revolving Credit Facility; provided however, if at a time of determination there are principal amounts outstanding under the Committed Loans, and if any Lender has failed to fund any unrepaid Committed Loan that was funded by any other Lender or Lenders, this apportionment shall be determined according to the respective total principal amounts of the Committed Loans held by the respective Lenders rather than by their Revolving Credit Commitments.

    "PROPERTY" or "PROPERTIES" means any interest in any kind of property, whether real, personal, or mixed, or tangible or intangible.

    "PURCHASE MONEY DEBT" means a Liability that is secured by a Purchase Money Security Interest.

    "PURCHASE MONEY SECURITY INTEREST" means an Encumbrance on specific Property (including the Encumbrance arising under a Capital Lease), provided that (i) the Liability secured by any such Encumbrance shall have arisen at the time of the acquisition thereof and shall not exceed 100% of the cost of the Property to the entity acquiring the same, and (ii) each such Encumbrance shall attach only to the Property acquired with the proceeds of the Liability secured thereby.

    "REGULATORY CHANGE" means on or after the Closing Date, the adoption of any applicable Law, rule or regulation, or any change in any applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof.

    "REIMBURSEMENT OBLIGATIONS" has the meaning assigned in Section 2.15.2 of this Agreement.

    "REQUIRED LENDERS" means, at any time, the Lenders owning or holding 66 2/3% or more of the sum of (i) the then aggregate principal amount of the Revolving Credit Commitments then outstanding plus (ii) the then aggregate Letter of Credit Liabilities; or, if no Loans or Letters of Credits are then outstanding, the Lenders with 66 2/3% or more of the aggregate of all Revolving Credit Commitments at such time; or, provided, however, if any Lender has failed to fund any unrepaid Committed Loan that was funded by any other Lender or Lenders, this determination shall be made according to Lenders holding the required percentage of principal amounts of the Committed Loans rather than by the outstanding Revolving Credit Commitments.

    "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the obligations of such Lender to make Committed Loans pursuant to Section 2.5 hereof in the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the register maintained by the Agent pursuant to
Section 8.11 as such Lender's "Revolving Credit Commitment" as such amount may be reduced at or prior to such time pursuant to the terms hereof.

    "REVOLVING CREDIT FACILITY" means the revolving line of credit established by the Lenders under Article II.

    "REVOLVING CREDIT PERCENTAGE" means, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and denominator of which is the Total Revolving Credit Commitment at such time; provided that if the Revolving Credit Percentage of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then such Revolving Credit Percentage shall be determined immediately prior (and without giving effect) to such termination.

    "SHAREHOLDERS' EQUITY" shall have the meaning assigned to such term under GAAP; excluding any non-cash charges or gains reflected on the Consolidated Entities' income statement arising from adjustments required by FASB Statements No 142 (Goodwill and Other Intangible Assets) and 133 (Accounting for Derivative Instruments and Hedging Activities).

    "SOLVENT" shall mean, as to any Person, that as of any date of determination, (i) the then fair value of the assets of such Person is (a) greater than the then total amount of Liabilities (including subordinated Liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business, and (iii) such Person has not incurred and does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

    "SUBSIDIARY" means any present or future corporation, joint venture, limited liability company, or partnership, at least a majority of whose outstanding voting stock or other voting securities or interests shall at the time be owned directly or indirectly by any Borrower.

    "SWINGLINE BORROWING NOTICE" has the meaning assigned in Section 2.16.3(b) hereof.

    "SWINGLINE LENDER" means Bank of American, N.A., a national banking association.

    "SWINGLINE LOAN" means a loan advanced under Section 2.16 hereof, and funded under the Revolving Credit Loan.

    "SWINGLINE NOTE" means the promissory note of the Borrowers in substantially the form of Schedule 2.16.2 hereto executed and delivered to the Swingline Lender, together with any amendments, modifications and supplements thereto and restatements thereof.

    "TAXES" means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on the Consolidated Entities or on any of their Properties or assets or any part thereof or in respect of any of their franchises, businesses, income or profits.

    "TOTAL REVOLVING CREDIT COMMITMENT" means, at any time, the sum of the Revolving Credit Commitments of all Lenders at such time.

    "UNMATURED DEFAULT" means any event or condition that, but for the giving of any required notice by Agent and/or the passing of time, would be an Event of Default hereunder.

    "UNUSED AMOUNT" shall mean with respect to each Lender, (a) the Commitment of such Lender less (b) such Lender's pro rata share of outstanding Committed Loans and Letter of Credit Liabilities. For purposes of determining the Unused Amount, there shall be no reductions in the Commitment of a Lender (including the Swingline Lender) for outstanding Swingline Loans.

        1.2 Terms Generally.

        1.2.1 Computations: Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP. If a change in GAAP after the date of this Agreement would require a change affecting the calculation of any requirement under this Agreement, then Agent and Borrowers shall negotiate in good faith for the amendment of the affected requirements; provided, however, until and unless such an amendment is agreed upon, the requirements of this Agreement shall remain as written and compliance therewith shall be determined according to GAAP as in effect prior to the change.

        1.2.2 Gender and Number. Words used herein indicating, gender or number shall be read as context may require.

        1.2.3 References Include Successors. References herein to specific Laws, regulatory bodies, parties or agreements also refer to any successor Laws, regulatory bodies, and parties, and to all modifications, extensions, renewals and restatements of agreements.

        1.2.4 References to this Agreement. "Herein," "hereof' and words of similar import refer to this Agreement as a whole and not to any particular provision hereof, unless otherwise expressly stated.

        1.2.5 Limitations of Knowledge. Certain representations and warranties are made herein to the Best of Borrowers' Knowledge. These limitations reflect only Borrowers' special interest in disclosing that no targeted diligence has been performed as to these matters in connection with this Agreement.

        1.3 Participating Entities.

        1.3.1 Attorney-in-Fact. Each Participating Entity, separately and severally, hereby appoints and designates BAM as its agent and attorney-in-fact to act on behalf of it for all purposes of the Credit Documents. BAM shall have authority to exercise on behalf of each Participating Entity all rights and powers that BAM deems necessary, incidental or convenient in connection with the Credit Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Credit Documents, request Revolving Credit Loans and elect interest rate options hereunder, receive all proceeds of Revolving Credit Loans, give all notices, approvals and consents required or requested from time to time by the Lenders and take any other actions and steps that each Participating Entity could take for its own account in connection with the Credit Documents from time to time, it being the intent of each Participating Entity to grant to BAM plenary power to act on behalf of each Participating Entity in connection with and pursuant to the Credit Documents. The appointment of BAM as agent and attorney-in-fact for each Participating Entity hereunder shall be coupled with an interest and be irrevocable so long as any Credit Document shall remain in effect. Neither the Agent nor the Lenders need obtain any Participating Entity's consent or approval for any act taken by BAM pursuant to any Credit Document, and all such acts shall bind and obligate BAM and each Participating Entity, jointly and severally. Each Participating Entity forever waives and releases any claim (whether now or hereafter arising) against the Lenders based on any claim of BAM's lack of authority to act on behalf of each Participating Entity in connection with the Credit Documents.

        1.3.2 Liability Limitation. Each of the Participating Entities, and by its acceptance of this Agreement, the Lenders hereby confirm that it is the intention of all such Persons that this Agreement and the Obligations of each of the Participating Entities hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar governmental requirement covering the protection of creditors' rights or the relief of debtors to the extent applicable to this Agreement and the Obligations of each of the Participating Entities hereunder. To effectuate the foregoing intention, each of the Participating Entities, the Agent and the Lenders hereby irrevocably agree that the Obligations and all of the other liabilities of each of the Participating Entities under this Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all of the other contingent and fixed liabilities of such Participating Entities that are relevant under such Laws, and after giving effect to any collections from, any rights to receive contributions from, or any payment made by or on behalf of any of the other Participating Entities in respect of the Obligations of such other Participating Entities under this Agreement, result in the Obligations and all of the other liabilities of each of the Participating Entities under this Agreement not constituting a fraudulent transfer or conveyance.

        1.3.3 Informed Consent. Each Initial Participating Entity (i) acknowledges that it has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by any person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Credit Documents that a diligent inquiry would reveal; (iii) has adequate means to obtain from BAM on a continuing basis information concerning BAM's financial condition and is not depending on the Agent or the Lenders to provide such information, now or in the future; and (iv) agrees that neither the Agent nor the Lenders shall have any obligation to advise or notify it or to provide it with any data or information.

        1.3.4 Joint and Several Obligations. Each Initial Participating Entity hereby agrees that its obligations and liabilities with respect to the Obligations are joint and several with BAM, continuing, absolute and unconditional (subject to the provisions of Section 1.3.2). Without limiting the generality of the foregoing, the obligations and liabilities of each Initial Participating Entity with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by (i) the invalidity or unenforceability of any Credit Document, (ii) the failure of the Agent or the Lenders to give each Initial Participating Entity a copy of any notice given to BAM, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document, (v) any waiver of payment, performance or observance by or in favor of BAM of any obligation, covenant or agreement under any Credit Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document, (vii) the extension of time for payment or performance of any of the Obligations, or (viii) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of each Initial Participating Entity under this Agreement, the Loans, the Notes or any other Credit Document.

        1.3.5 Subrogation and Contribution Agreement. None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Credit Documents or the Subrogation and Contribution Agreement referred to below, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement under this Agreement. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lenders and shall be paid forthwith to the Lenders to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents. The Borrowers will not amend or waive any provision of the Subrogation and Contribution Agreement dated the Closing Date entered into by the Borrowers nor consent to any departure from such Subrogation and Contribution Agreement, without having obtained the prior written consent of the Required Lenders to such amendment, waiver or consent.

        1.3.6 Assumption Agreement. Each Person that is to become after the Closing Date a Participating Entity shall, at the time it is to become a Participating Entity, execute and deliver to the Agent, in accordance with the provisions of Section 3.3, an Assumption Agreement in the form attached hereto as Schedule 1.3.6 ("Assumption Agreement").

                                    II. LOANS

        Concurrently with the execution of this Agreement, Lenders agree on a several basis, and not on a joint basis, in accordance with their respective Commitments, to make the Loans to Borrowers, under the following terms and conditions:

        2.1 Amount of Committed Loans. The principal indebtedness of Borrowers to Lenders having a Revolving Credit Commitment under the Revolving Credit Facility shall not exceed One Hundred Million and No/100 Dollars ($100,000,000.00) less the sum of (i) the outstanding principal balance of Swingline Loans outstanding from time to time plus (ii) the Letter of Credit Liabilities outstanding from time to time.

        2.2 Use of Proceeds. The proceeds of the Loans shall be used by Borrowers for general corporate purposes including (i) working capital, (ii) capital expenditures, (iii) other lawful corporate purposes, and (iv) to refinance certain existing Debt.

        2.3 Committed Notes. Borrowers' obligations under the Committed Loans shall be evidenced by Committed Notes in favor of the respective Lenders in the form included as Schedule 2.3 hereto payable to each Lender for its Revolving Credit Commitment.

        2.4 Separate Commitments of Lenders. Borrowers acknowledge that each Lender's Commitment to fund its portion of the Loans is made by each Lender severally, and neither Agent nor any Lender shall be liable for the failure of another Lender to timely perform under this Agreement.

        2.5 Advances of Committed Loans. Subject to the terms and conditions of this Agreement, Borrowers may borrow, repay and reborrow Committed Loans, provided that the outstanding principal balance of the Committed Loans together with the sum of the Letter of Credit Liabilities, the aggregate principal amount of all outstanding Swingline Loans shall not at any time exceed the amounts permitted under Section 2.1 above. The unpaid principal amount of all Loans hereunder shall not exceed the Total Revolving Credit Commitment, and each Committed Loan made hereunder shall be allocated pro rata among the Lenders based upon their Revolving Credit Percentage. Committed Loans shall be disbursed as follows:

        2.5.1  Committed Loans Advanced Pursuant to Borrowing Notices.

        2.5.1(a) Applicability. Committed Loans may be LIBOR Loans, Base Rate Loans, or a combination thereof, and the funding thereof shall be subject to this Section 2.5.1.

        2.5.1(b) Borrowing Notices. As long as Borrowers meet the conditions for funding stated in this Agreement, BAM, on behalf of the Borrowers, may submit requests for Committed Loans ("Borrowing Notices") to Agent. All requests shall be made in writing (or by telephone, subject to such security procedures as Agent may require from time to time, provided that all telephonic notices shall be confirmed by written Borrowing Notices within one (1) Business Day) and shall specify the proposed disbursement date for the requested Committed Loan; the amount of the Committed Loan; the purpose of the Committed Loan (characterized in accordance with Section 2.2 above); the type of Committed Loan, i.e., LIBOR Loan or Base Rate Loan; and if a LIBOR Loan, the designated Interest Period. Each Borrowing Notice shall irrevocably obligate Borrowers to accept the Committed Loan requested thereby. Borrowing Notices shall be in the form of
Schedule 2.5.1(b) hereto or such other form as Agent may from time to time require.

        2.5.1(c) Funding of Committed Loans. As more specifically set forth below, Lenders shall fund their respective portions of requested Committed Loans on the next following Banking Day after the Banking Day of Agent's receipt of the Borrowing Notice, in the case of Base Rate Loans, and on the third (3rd) Banking Day following the Banking Day of Agent's receipt of the Borrowing Notice, in the case of LIBOR Loans. All funds shall be disbursed directly into an account maintained by BAM with Agent. Borrowers agree that if any Lender elects to fund any requested Committed Loan(s) sooner after requested than is required hereunder, the Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at the Lender's sole option. Upon receipt of a Borrowing Notice, the Agent shall promptly notify each Lender by telephone, telex, or telecopy of the contents thereof, the amount of such Lender's portion of such Committed Loan and the applicable interest rate. In the case of a Borrowing Notice for a Base Rate Loan which is received by the Agent prior to noon Charlotte, North Carolina time, the Agent shall provide such notice to each Lender not later than 1:00 p.m., Charlotte, North Carolina time on the Business Day on which such notice is received. In the case of any other Borrowing Notice which is received by the Agent prior to noon, Charlotte, North Carolina time, the Agent shall provide such notice not later than 1:00 p.m., Charlotte, North Carolina time, on the Business Day on which such notice is received. Subject to the satisfaction of all conditions precedent thereto as set forth herein, each Lender shall, not later than 2:00 p.m., Charlotte, North Carolina time, on the date specified in the Borrowing Notice, deposit with the Agent, in federal or other immediately available funds, such Lender's respective portion of the requested Committed Loan. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Lender will not make available such Lender's respective portion of such requested Committed Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Committed Loan in accordance with this Section, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand (but without duplication) such amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) with respect to the Borrower, at the interest rate applicable at the time to such type of Committed Loan, or (ii) with respect to the Lender, at the Fed Funds Rate. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall repay to the Agent such amount together with interest, such amount so repaid shall constitute such Lender's Committed Loan for purposes of this Agreement, which Committed Loan shall be deemed to have been made by such Lender on the borrowing date applicable thereto, but without prejudice to the Borrower's rights against such Lender.

        2.5.1(d) Base Rate Loan Limitations. Individual Base Rate Loans shall be in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) each or a larger integral multiple thereof. Any number of Base Rate Loans may be outstanding at any one time.

        2.5.1(e) LIBOR Loan Limitations. Individual LIBOR Loans shall be in the minimum amount of Three Million and No/100 Dollars ($3,000,000.00) each or a larger integral multiple of $1,000,000. No more than ten (10) Committed Loans outstanding may be LIBOR Loans.

        2.5.1(f) Additional Limitation on LIBOR Interest Periods.
Notwithstanding anything to the contrary in this Agreement, if an Unmatured Default or an Event of Default shall have occurred and be continuing, no additional LIBOR Loans may be created or continued and no Base Rate Loan may be converted into a LIBOR Loan.

        2.5.1(g) Peak Usage Tranche. Notwithstanding anything to the contrary set forth elsewhere herein (unless a specific reference to this Section 2.5.1(g) is made): (i) a portion of the Revolving Credit Commitment of BofA equal to Five Million and No/100 Dollars ($5,000,000.00) (the "Peak Usage Tranche") shall not be included in the amount of the Commitments or Total Revolving Credit Commitment for purposes of determining Pro Rata Share, Required Lenders, and Revolving Credit Percentage, for any other Lenders from time to time and the Peak Usage Tranche amount shall also not be included in the Commitments, Total Revolving Credit Commitment or the Revolving Credit Commitment of BofA for purposes of determining Pro Rata Share or Revolving Credit Percentage for BofA; provided, however, that (A) the Peak Usage Tranche shall be included in such amounts for purposes of determining the Unused Amount and the amount of and the ratable share of each Lender of the Commitment Fee and (B) all principal amounts actually outstanding under the Peak Usage Tranche shall be included in BofA's Commitment and in the Total Revolving Credit Commitment Amount for purposes of determining the Required Lenders; (ii) if at any time, the Borrowers make a request for Loans, issuance of Letters of Credit or Swingline Loans, such that (assuming such requested Loan was funded or Letter of Credit issued) the sum of the outstanding principal balance of all Committed Loans, plus the Letter of Credit Liabilities, plus the aggregate principal amount of all outstanding Swingline Loans, would exceed Ninety-Five Million and No/100 Dollars ($95,000,000.00), then the portion in excess of said Ninety-Five Million and No/100 Dollars ($95,000,000.00) shall be funded exclusively by BofA; provided, however, BofA shall not fund any such amount in excess of the Peak Usage Tranche; (iii) notwithstanding the type or class of loan or advance requested by the Borrowers, all advances under the Peak Usage Tranche shall be in the form of a revolving loan with interest accruing on such advances at the Floating Rate, and none of the Peak Usage Tranche shall be used for the issuance of Letters of Credit; (iv) once BofA has funded any of the Peak Usage Tranche, all payments or prepayments (mandatory or voluntary) on the Committed Loans received by Agent thereafter shall be applied first to the payment in full of the principal amount of the outstanding Committed Loans applicable to the Peak Usage Tranche and all accrued interest applicable thereto; and (v) once the Peak Usage Tranche and interest associated therewith have been paid in full all other payments and prepayment shall be applied pro rata among the Lenders as provided for elsewhere in this Agreement.

        2.5.2 Conversion of Committed Loans. BAM, on behalf of the Borrowers, shall have the right, on prior irrevocable written notice to Agent given three
(3) Banking Days prior to the date of any requested conversion, to convert any Base Rate Loan or LIBOR Loan into a Committed Loan of another type, or to continue any LIBOR Loan for another Interest Period, subject in each case to the following:

        2.5.2(a) Application of Committed Loans. Each conversion shall be effected by applying the proceeds of the new LIBOR Loan and/or Base Rate Loan, as the case may be, to the Committed Loan (or portion thereof) being converted.

        2.5.2(b) Notices of Conversions. Each notice pursuant to this subsection
2.5.2 shall be irrevocable and shall refer to this Agreement and specify the identity and principal amount of the particular Committed Loan that BAM requests be converted or continued; if such notice requests conversion, the date of such conversion (which shall be a Business Day); and if a Loan is to be converted to a LIBOR Loan or a LIBOR Loan is to be continued, the Interest Period with respect thereto. No LIBOR Loan shall be converted at any time other than at the end of the Interest Period applicable thereto, except in accordance with Section
2.11 hereof. Conversion notices shall be in the form attached as Schedule 2.5.1(b) hereto, marked to indicate a conversion.

        2.5.3 Absence of Election. If BAM fails to give Agent notice to continue any LIBOR Loan for a subsequent period, such LIBOR Loan (unless repaid) shall automatically be converted into a Base Rate Loan. If BAM fails to specify in any Borrowing Notice the type of borrowing or, in the case of a LIBOR Loan, the applicable Interest Period, BAM will be deemed to have requested a Base Rate Loan.

        2.5.4 Implied Representations Upon Request for Committed Loan. Upon making any request for any Committed Loans, Borrowers shall be deemed to have warranted to Agent and Lenders that all conditions to funding set forth in
Article III hereof are satisfied.

        2.5.5 Advance Not Waiver. Any Lender's making of any Committed Loan that it is not obligated to make under any provision of Article III hereof or any other provision hereof shall not be construed as a waiver of the Lenders' right to withhold future Committed Loans, declare an Event of Default, or otherwise demand strict compliance with this Agreement, acting through Agent as permitted by the terms hereof.

        2.5.6 Draws by Debit Memorandum. Agent may cause Lenders to draw amounts that may be available under the Committed Loan to pay any Obligation that is not otherwise timely paid.

        2.6 Interest.  Interest shall accrue on each Loan as follows:

        2.6.1 Base Rate Loans. Interest shall accrue on each Base Rate Loan at an annual rate equal to the Base Rate plus the Applicable Base Rate Margin, said rate to change contemporaneously with any change in either the Base Rate or the Applicable Base Rate Margin.

        2.6.2 LIBOR Loans. Interest shall accrue on each LIBOR Loan at a rate equal to the LIBO Rate for the selected Interest Period plus the Applicable LIBO Rate Margin.

        2.6.3 Additional Interest on LIBOR Loans. In addition to the interest described above, Borrowers shall pay to Lenders, if and so long as Lenders shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including LIBOR Liabilities, additional interest on the unpaid principal amount of each LIBOR Loan, from the date of such advance until said principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period from
(ii) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period. This additional interest shall be payable on each date on which interest is payable. The amount of additional interest shall be determined by each Lender, who shall notify Borrowers and Agent thereof and whose determination shall be conclusive, absent manifest error.

        2.6.4 Calculation of Interest. Interest for Loans (other than Base Rate Loans) shall be computed on the basis of a 360-day year counting the actual number of days elapsed. Interest for Base Rate Loans shall be computed on the basis of a 365 or 366 day year (as applicable) counting the actual number of days elapsed. Interest shall accrue on the Business Day a Loan is extended and shall accrue through the Banking Day prior to the Banking Day on which it is repaid.

        2.6.5 Default Rate. Notwithstanding the foregoing, upon (i) the occurrence of an Event of Default pursuant to Sections 6.1.1, 6.1.6 or 6.1.7 and during the continuation of such Event of Default, or (ii) the occurrence of any other Event of Default hereunder of which a Borrower has notice and during the continuance of such Event of Default, interest shall be charged at the Default Rate, regardless of whether Lenders have elected to exercise any other remedies available to Lenders, including, without limitation, acceleration of the maturity of the outstanding principal of the Committed Loans. All such interest shall be paid without demand on the Interest Payment Dates applicable to Base Rate Loans.

        2.6.6 Payment of Interest. Interest for Loans shall be due and payable in arrears, without notice, on each Interest Payment Date.

        2.6.7 Usury Savings Provision. It is the intention of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the Maximum Lawful Amount. Such charges hereunder shall be characterized and all provisions of the Credit Documents shall be construed as to uphold the validity of charges provided for therein to the fullest possible extent. Additionally, all charges hereunder shall be spread over the full permitted term of the Obligations for the purpose of determining the effective rate thereof to the fullest possible extent, without regard to prepayment of or the right to prepay the Obligations. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Obligations shall exceed the Maximum Lawful Amount, then, without any specific action by Lenders, Agent or Borrowers, the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time and any amounts collected by Lenders that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the Obligations and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the Obligations exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrowers and Lenders with respect to the Obligations.

        2.7 Alternate Rate of Interest if LIBOR Unavailable. In the event, and on each occasion, that on the date of commencement of any Interest Period for a LIBOR Loan, a Lender shall have reasonably determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market; (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan during such Interest Period; or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, such Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to Borrowers. In the event of any such determination, any request by Borrowers for a LIBOR Loan under this Agreement shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by such Lender hereunder shall be conclusive absent manifest error.

        2.8 Change in Circumstances.

        2.8.1 Imposition of Requirements. Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable Laws or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall change the basis of taxation of payments to a Lender under any LIBOR Loan made by the Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income, gross receipts or added value of a Lender by the country in which the Lender is located, or by the jurisdiction in which a Lender has its principal office, or a jurisdiction in which a Lender does business, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on LIBOR Liabilities) or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender or shall impose on a Lender or the London Interbank Market any other condition affecting this Agreement or LIBOR Loans made by a Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining its LIBOR Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the affected Lender to be material, then Borrowers will pay to such Lender such additional amount or amounts as will compensate the Lender for such additional costs of reduction.

        2.8.2 Other Changes. If either (i) the introduction of, or any change in, or in the interpretation of, any United States or foreign Law; or (ii) compliance with any directive, guidelines or request from any central bank or other United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by a Lender (or any lending office of a Lender) or any corporation directly or indirectly owning or controlling a Lender (or any lending office of a Lender) based upon the existence of this Agreement, and the Lender shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its Commitment) to a level below that which the Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by the Lender (in its sole discretion) to be material, then, from time to time, Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction attributable to making, funding and maintaining its Commitment and Loans hereunder.

        2.8.3 Computation of Amounts. A certificate of a Lender setting forth the basis and method of computation of such amount or amounts specified in Sections 2.8.1 and 2.8.2 hereof as shall be necessary to compensate the Lender (or its participating banks) as specified above, as the case may be, shall be delivered to Borrowers and shall be conclusive absent manifest error; provided however, that Borrowers shall be responsible for compliance herewith and the payment of increased costs only to the extent that (i) any change in Laws giving rise to increased costs occurs after the date of this Agreement; and (ii) the Lender gives notice of the change giving rise to increased costs within one hundred twenty (120) Business Days after the Lender has, or with reasonable diligence should have had, knowledge of the change, or else Lender can only collect costs from and after the date of the notice. Subject to the foregoing, Borrowers shall pay the affected Lender the amount shown as due on any such certificate within thirty (30) Business Days after its receipt of such certificate.

        2.8.4 No Duty to Contest. The protection of this Section 2.8 shall be available to a Lender regardless of any possible contention of invalidity or inapplicability of the Law or condition that shall have been imposed. Should a Lender assess any charge to Borrowers under this Section 2.8, and provided that Borrowers pay the assessment to the Lender, Borrowers may thereafter undertake, at Borrowers' own expense any contest of the matters giving rise to the charge that may, in the opinion of Borrowers' independent counsel issued to the affected Lender, and concurred in by counsel to the Lender, have a reasonable chance of success, provided further that the contest would not require the assertion of any position contrary to a position taken by the Lender generally with taxing authorities or any other involved parties and that there does not exist any other circumstance that would disadvantage the Lender in the event of such contest, as the affected Lender may determine in its discretion. The affected Lender shall offer reasonable participation to Borrowers for the purpose of enabling Borrowers to pursue the contest of such issue, with all expenses, including fees and expenses of the affected Lender's counsel, to be paid by Borrowers.

        2.9 Change in Legality of LIBOR Loans. Notwithstanding anything to the contrary herein contained, if any change in any Law or in interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for a Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to Borrowers, the Lender may (i) declare that LIBOR Loans will not thereafter be made by the Lender hereunder, whereupon Borrowers shall be prohibited from requesting LIBOR Loans from the Lender hereunder unless such declaration is subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event (a) all such LIBOR Loans shall be automatically converted to Base Rate Loans (but without imposition of any additional charge that would normally become due under
Section 2.8 hereof and provided, that, the interest rate applicable to such Base Rate Loans shall be equal to the sum of the Fed Funds Rate plus .50% plus the Applicable Base Rate Margin) as of the effective date of such notice, and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such LIBOR Loans. For purposes of this Section 2.9, a notice to Borrowers by the Lender pursuant to this Section shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by Borrowers.

        2.10 Principal Repayment.

        2.10.1 Maturity Date. All remaining principal amounts outstanding under the Committed Loans shall become due on the Maturity Date or the earlier acceleration of the Committed Loans in accordance with the terms of this Agreement.

        2.10.2 Net Cash Proceeds from Debt Issuance. Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Debt Issuance and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds.

        2.10.3 Net Cash Proceeds from Asset Disposition. The Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition other than those allowed or provided for pursuant to Section 5.8.5. Such pre-payment shall be made within two Business Days after Borrowers receipt of such Net Cash Proceeds. The Borrowers will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds.

        2.10.4 Allocations of Prepayments. Each prepayment of the Loans made pursuant to subsections 2.10.2 and 2.10.3 above shall be applied ratably among the Lenders holding Loans in proportion to the principal amount held by each, and with a corresponding reduction to the Commitments as provided in Section
2.17. At any time that any of the outstanding Obligations includes borrowing under the Peak Usage Tranche, all prepayments shall be applied first to the payment to BofA of all Peak Usage Tranche borrowings. Each prepayment made pursuant to subsections 2.10.2 and 2.10.3 above shall be applied to prepay all Base Rate Loans before any LIBOR Loans are prepaid.

        2.11   Prepayment of LIBOR Loans.

        2.11.1 Notice of LIBOR Loan Prepayment. Borrowers may, upon three (3) Banking Days' prior written notice to Agent, and upon payment of all applicable premiums set forth in Section 2.11.3 hereof, prepay any outstanding LIBOR Loans prior to any Interest Payment Date for such LIBOR Loans, in whole or in part. Each notice of prepayment of any LIBOR Loan shall specify the date and amount of such prepayment and shall be irrevocable.

        2.11.2 Amount of LIBOR Loan Prepayment. Each partial prepayment of any LIBOR Loan shall be in an aggregate principal amount which is the lesser of (i) the then outstanding principal balance of the one or more LIBOR Loans to be prepaid, or (ii) Five Million and No/100 Dollars ($5,000,000.00) or a larger integral multiple of $1,000,000. Interest on the amount prepaid accrued to the prepayment date shall be paid on such date.

        2.11.3 LIBOR Loan Prepayment Premium. Upon prepayment of any LIBOR Loan on a date other than the relevant Interest Payment Date for such borrowing, Borrowers shall pay to Lenders, in addition to all other payments then due and owing Lenders, premiums which shall be equal to an amount, if any, reasonably determined by Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield Lenders would receive upon reinvestment of so much of the relevant LIBOR Loans as is prepaid for the remainder of the term of the relevant LIBOR Loan or Loans. Anything in this
Section 2.11.3 to the contrary notwithstanding, the premiums payable upon any such prepayment shall not exceed the amount, if any, determined by Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield that Lenders could receive upon reinvestment in the "Floor Reinvestment" of so much of the relevant LIBOR Loan as is prepaid for the remainder of the term of the relevant LIBOR Loan. For purposes hereof, "Floor Reinvestment" shall mean an investment for the time period from the date of such prepayment to the end of the relevant Interest Period applicable to such LIBOR Loan at an interest rate per annum equal to the Fed Funds Rate on the date of such prepayment. All determinations, estimates, assumptions, allocations and the like required for the determination of such premiums shall be made by Agent in good faith and shall be presumed correct absent manifest error.

        2.12 Prepayment of Base Rate Loans. Borrower may at any time prepay any outstanding Base Rate Loans prior to the Maturity Date in whole or in part without premium or penalty on one Business Day's notice in amounts of at least $250,000.

        2.13 Lenders' Facility Fees.

        2.13.1 Origination Fee. Borrowers shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share an origination fee for making the Revolving Credit Facility available in the amount of $150,000.00 (i.e., 15 basis points of the Total Revolving Credit Commitment, including the Peak Usage Tranche notwithstanding Section 2.5.1(g)). The origination fee shall be paid on the Closing Date and is nonrefundable.

        2.13.2 Commitment Fee. Borrowers shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (the "Commitment Fee") for making the Revolving Credit Facility available. This fee shall be computed at a per annum rate equal to the Applicable Commitment Fee Rate times the daily average Unused Amount of each such Lender. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the first day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee Rate separately for each period during such quarter that such Applicable Commitment Fee Rate was in effect. The Commitment Fee shall accrue at all times, including at any time during which one or more of the conditions in Article III is not met. This fee is not refundable. The Commitment Fee shall be computed on based on an assumed 360 day year counting the actual number of elapsed days.

        2.14 Agent's Fee. Borrowers shall pay an agency fee to Agent for the Agent's own account, in the amounts and at the times specified in the letter agreement dated May 1, 2002 between BAM and Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

        2.15 Letters of Credit. Subject to the terms and conditions of this Agreement, Lenders' respective Revolving Credit Commitments may be utilized, upon the request of BAM, on behalf of the Borrowers, for the issuance by the Issuing Bank of letters of credit (the "Letters of Credit") for the account of Borrowers for uses that would be permitted for the Committed Loans; provided that in no event shall (i) the aggregate amount of all stated and undrawn amounts under Letters of Credit (the "Letter of Credit Liabilities"), together with the sum of the aggregate principal amount of the outstanding Committed Loans and the Swingline Loans, exceed the amount stated in Section 2.1 hereof,
(ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed in the aggregate Ten Million and No/100 Dollars ($10,000,000.00), (iii) the expiration date of any Letter of Credit extend beyond the Maturity Date or (iv) any of the Peak Usage Tranche be used for the issuance of Letters of Credit. The following additional provisions shall apply to Letters of Credit:

        2.15.1 Procedure for Issuance. Borrowers shall give Agent and the Issuing Bank at least three (3) Business Days' irrevocable prior notice (effective upon receipt) specifying (i) the Business Day (which shall be no later than thirty (30) days preceding the Maturity Date) each Letter of Credit is to be issued and (ii) describing in reasonable detail the proposed terms of such Letter of Credit (including its beneficiary) and the nature of the transactions or obligations proposed to be supported. On the same day that the Agent receives such notice for issuance of Letters of Credit, the Agent shall notify the other Lender or Lenders of receipt of such notice for issuance of Letters of Credit. The Issuing Bank shall issue the Letter of Credit and will make available to the beneficiary thereof the original of such Letter of Credit, as directed by BAM. BofA shall be the Issuing Bank for any Letter of Credit issued hereunder. BAM shall be the account party for each Letter of Credit, including Letters of Credit issuable to a beneficiary having a claim or potential claim against a Subsidiary of BAM.

        2.15.2 Participation Among Lenders. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated or, if drawn upon, until the resulting obligations of reimbursement (the "Reimbursement Obligations") have been satisfied in full by Borrowers (whether by a borrowing under this Agreement or otherwise), the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement (including, but not limited to, the calculation of availability and of the nonuse fee) in an amount equal to such Lender's Pro Rata Share of the Letter of Credit Liabilities associated with such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit, it shall automatically be deemed to have acquired a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Pro Rata Share of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Pro Rata Share of the Issuing Bank's liability under such Letter of Credit.

        2.15.3 Reimbursement Obligation. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify BAM of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Borrowers hereby unconditionally agree to pay and reimburse Agent for the account of the Issuing Bank and the other Lenders Pro Rata with respect to the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary under such Letter of Credit, without presentment, demand, protest or other formalities of any kind. Any amounts not so paid or borrowed as set forth in Section 2.15.4 below shall bear interest at the rate(s) specified in the documents relating to the issuance of the Letter of Credit (the "Letter of Credit Documents") or, if higher, at the rate(s) specified on the Notes (including the Default Rate, if applicable).

        2.15.4 Means of Reimbursement. Forthwith upon its receipt of a notice referred to in Section 2.15.3 hereof, unless BAM shall promptly either (i) advise Agent that BAM, on behalf of Borrowers, does not intend to obtain a Committed Loan to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment or (ii) submit a Borrowing Notice as provided in this Agreement sufficient to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment, BAM, on behalf of Borrowers, shall be deemed to irrevocably have made a request for a Base Rate Loan sufficient to reimburse the

Issuing Bank for the amount of the related demand for payment. Any such Committed Loan shall only be advanced if Borrowers are entitled to obtain such a Committed Loan pursuant to the terms hereof. If BAM fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment (whether due to not being entitled for a Committed Loan requested or deemed requested under this Section 2.15.4 or due to failure to reimburse the Issuing Bank for such demand for payment, after advising Agent that it does not intend to obtain a Loan to finance such obligation), Agent shall give each Lender prompt notice of the amount of the demand for payment, specifying such Lender's Pro Rata Share of the amount of the related demand for payment, and Borrowers shall be deemed in default hereunder for breaching Section 2.15.3 above.

        2.15.5 Payments by Lenders. Each Lender (other than the Issuing Bank) shall pay to Agent for the account of the Issuing Bank in Dollars and in immediately available funds, such Lender's Pro Rata Share of any payment under a Letter of Credit upon notice by Agent to such Lender requesting such payment and specifying such amount as provided in Section 2.15.4. Each such Lender's obligation to make such payments to Agent for the account of the Issuing Bank under this Section 2.15.5, and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other Lender to make its payment under this Section 2.15.5, the financial condition of Borrowers, the existence of any Unmatured Default or Event of Default or the termination of the Revolving Credit Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever; provided, nothing contained in the foregoing shall limit the Issuing Bank's liability for its gross negligence or willful misconduct in improperly honoring a draft drawn under a Letter of Credit.

        2.15.6 Settlement Among Lenders. Upon the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.15.5 above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Agent, the Issuing Bank or such Lender, acquire (i) a participation in any amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by Borrowers under this Agreement and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Pro Rata Share in any interest or other amounts payable by Borrowers under such Letter of Credit Documents and the other Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Bank from or for the account of Borrowers of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of set-off or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to Agent for the account of each Lender who shall have previously assumed a participation in such payment under clause (ii) above, such Lender's Pro Rata Share of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to Lenders is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through Agent), repay to the Issuing Bank (through Agent) the amount of such payment paid to such Lender, with interest at the rate specified in Section 2.15.10.

        2.15.7 Letter of Credit Fee. Borrowers shall pay to Agent for the account of each Lender a letter of credit fee in respect of each Letter of Credit on the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on the first day of each calendar quarter and on the Maturity Date and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day) in an amount equal to the Applicable LIBO Rate Margin in effect during the relevant period. The Borrowers also agree to pay to the Agent, for the sole account of the Issuing Bank, a fronting fee in respect of each Letter of Credit on the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on the first day of each calendar quarter and on the Maturity Date and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day) in an amount equal to one-eighth of one percent (1/8%) per annum. All calculations of Letter of Credit fees shall be based on an assumed 360 day year counting the actual number of elapsed days. In addition to the foregoing, Borrowers shall pay directly to the Issuing Bank for its own account, in connection with each Letter of Credit issued, the customary issuance, presentation, amendment, processing and other administrative fees and other standard costs and charges of the Issuing Bank relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable. A statement of Issuing Bank's fees and charges as currently in effect has been provided to Borrowers.

        2.15.8 Letter of Credit Information. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

        2.15.9 Conditions Relating to Letters of Credit. The issuance by the Issuing Bank of each Letter of Credit shall be subject, in addition to the conditions precedent set forth in Article III hereof (as though the issuance of the Letter of Credit were the making of a Committed Loan), to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) Borrowers shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

        2.15.10 Payments Among Lenders. In the event that any Lender fails to pay any amount required to be paid pursuant to this Section 2.15 when due, such Lender shall pay interest to the Issuing Bank (through Agent) on such amount from and including such due date to but excluding the date such payment is made
(i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Fed Funds Rate (as in effect from time to time as determined by Agent) and (ii) thereafter, at a rate per annum equal to the Base Rate plus 2.0%.

        2.15.11 Modifications. The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit shall be subject to the same conditions applicable under this Section 2.15 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued unless either (x) the respective Letter of Credit as affected by such action would have complied with such conditions had it originally been issued in such modified or supplemented form or (y) each Lender shall have consented to such modification or supplement.

        2.15.12 Absolute Obligations of Borrowers. The obligations of Borrowers under this Section 2.15 shall be unconditional and absolute and shall not be affected, modified or impaired, upon the happening at any time or time to time of any event, including any of the following, whether or not with notice to or the consent of Borrowers:

        2.15.12(a) the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions covenants or agreements of any Person in respect of any of the Credit Documents;

        2.15.12(b) the occurrence, or the failure by Agent, any Lender or any other Person to give notice to Borrowers of the occurrence, of any Event of Default or any default under any of the other Credit Documents;

        2.15.12(c) the waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Credit Documents;

        2.15.12(d) the extension of the time for performance of any other obligations, covenants or agreements of any Person under or arising out of any of the Credit Documents;

        2.15.12(e) the taking or the omission of any of the actions referred to in any of the Credit Documents;

        2.15.12(f) any failure, omission or delay on the part of Agent, any Lender, Borrowers or the beneficiary of any Letter of Credit to enforce, assert or exercise any right, remedy, power or privilege conferred by this Agreement or any of the Credit Documents, or any other act or acts on the part of Agent, any Lender, Borrowers or the beneficiary of any Letter of Credit;

         2.15.12(g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect, Borrowers or any other party to any of the Credit Documents;

         2.15.12(h) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other Credit Document, or any allegation of invalidity or unenforceability or any contest of such validity or enforceability;

         2.15.12(i) the existence of any claim, set-off, defense or other right which Borrowers may have at any time against Agent, any Lender or any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom the Lender or any such beneficiary or transferee may be acting), or any other Person, whether in connection with this Agreement or any of the other Credit Documents or any of the transactions contemplated by any Credit Document or any unrelated transaction;

         2.15.12(j) any statement in any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

         2.15.12(k) payment by the Issuing Bank under any Letter of Credit against presentation of a demand or certificate which does not comply with the terms of such Letter of Credit;

         2.15.12(1) the release or discharge by operation of law of Borrowers from the performance or observance of any obligation, covenant or agreement contained in any of the Credit Documents; or

         2.15.12(m) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         2.15.13 Indemnification. Without affecting Borrowers' liability under any other provision of this Agreement, Borrowers agree to indemnify each of the Issuing Bank, Agent and Lenders and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of any actual or threatened investigation, litigation or other proceeding (including, in respect of the Issuing Bank and Agent, any such investigations, litigation or other proceeding between the Issuing Bank or Agent and any Lender) relating to (a) the execution and delivery of any Letter of Credit; (b) the use of the proceeds of any drawing under any Letter of Credit; or (c) the transfer or substitution of, or payment or failure to pay under, any Letter of Credit, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding damages, losses, liabilities or expenses to the extent, but only to the extent, incurred by reason of the willful misconduct or gross negligence of the Issuing Bank in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit. It shall not be a condition to any such indemnification that the Issuing Bank, Agent or any Lender shall be a party to any such investigations, litigation or other proceeding. Nothing in this Section
2.15.13 is intended to limit Borrowers' payment obligations under this Agreement.

         2.15.14 Assumption of Risk. Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of the Letter of Credit. None of Agent, any Lender nor any of their respective affiliates, officers, directors, employees, attorneys or agents shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of any beneficiary of any Letter of Credit in connection with such Letter of Credit; (b) the validity, sufficiency or genuineness of documents presented to the Issuing Bank, or of any endorsement on such documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under any Letter of Credit; provided that Borrowers shall have a claim against the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrowers which Borrowers prove were caused by the Issuing Bank's willful misconduct or gross negligence in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.15.15 Reserves. The Borrowers acknowledge that the Issuing Bank will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit notwithstanding the obligation of the Lenders for a participation in such Letter of Credit Liabilities. The Borrowers agree to reimburse the Issuing Bank promptly for all additional costs incurred by reason of any Regulatory Change that the Issuing Bank may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrowers that other interest and fees payable under this Agreement do not include compensation of the Issuing Bank for such reserves. The Issuing Bank shall furnish to the Borrowers, at the time of the Issuing Bank's demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent demonstrable error, provided that such computations are made on a reasonable basis. The Borrowers shall pay to the Issuing Bank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrowers shall agree from time to time.

         2.15.16 Applicability of ISP 98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and Borrowers, when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         2.15.17 Issuing Bank's Right to Act. The Issuing Bank shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in Article VII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in Article VII included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

         2.16 Swingline Loans. The Swingline Lender hereby agrees to extend to Borrowers Swingline Loans in the aggregate amount not to exceed Fifteen Million and No/100 Dollars ($15,000,000.00), on the following terms and conditions.

         2.16.1 Use of Proceeds of Swingline Loans. Borrowers may use the proceeds of Swingline Loans for any purpose permitted for the proceeds of the Committed Loans under Section 2.2 of this Agreement.

         2.16.2 Swingline Note. The Swingline Loans shall be evidenced by the Swingline Note in the form included as Schedule 2.16.2 hereto payable to the Swingline Lender.

         2.16.3 Funding of Swingline Loans Advanced Pursuant to Borrowing
Notices.

         2.16.3(a) Applicability. Except for Swingline Loans made pursuant to Account Agreements as provided in Section 2.16.4 hereof, the funding of Swingline Loans shall be subject to this Section 2.16.3.

         2.16.3(b) Borrowing Notices. As long as Borrowers meet the conditions for funding stated in this Agreement, BAM, on behalf of Borrowers, may submit requests for Swingline Loans ("Swingline Borrowing Notices") to the Swingline Lender. All requests shall be made in writing (or by telephone, subject to such security procedures as the Swingline Lender may require from time to time, provided that all telephonic notices shall be confirmed by written Swingline Borrowing Notices within one (1) Business Day) and shall specify the proposed date of the requested disbursement and the aggregate amount of such disbursement. Each Swingline Borrowing

Notice shall irrevocably obligate Borrowers to accept the Swingline Loan requested thereby. Swingline Borrowing Notices shall be in such form as the Swingline Lender may from time to time require.

         2.16.3(c) Funding of Swingline Loans. The Swingline Lender shall fund Swingline Loans on the Business Day that BAM has requested as the day for disbursement of the Swingline Loan, if the Swingline Lender receives such Swingline Borrowing Notice before 2:00 p.m. Charlotte, North Carolina time on the Business Day on which disbursement is requested. All funds shall be disbursed directly into an account maintained by Borrower with the Swingline Lender. Borrowers agree that if the Swingline Lender elects to fund any requested Swingline Loan(s) sooner after requested than is required hereunder, the Swingline Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at its sole option.

         2.16.3(d) Swingline Loan Limitations. Individual Swingline Loans shall be in the minimum amount of Fifty Thousand and No/100 Dollars ($50,000.00) each or a larger integral multiple of Ten Thousand and No/100 Dollars ($10,000.00).

         2.16.4 Funding of Swingline Loans Advanced Pursuant to Cash Management Accounts. Borrower may have in effect from time to time separate agreements with the Swingline Lender or its affiliates ("Account Agreements") establishing cash management procedures that may involve the automatic disbursement of Swingline Loans. The Account Agreements may be established using standardized forms that do not address the specific circumstances of the Swingline Loan. To resolve potential inconsistencies between this Agreement and Account Agreements, the terms of this Agreement and of Account Agreements shall relate to one another as follows:

         2.16.4(a) Funding and Payment Procedures Controlled by Account Agreements. The Account Agreements shall control this Agreement as to (i)
Section 2.16.3 hereof regarding funding procedures, and (ii) Interest Payment Dates, to the extent that an Account Agreement may provide for such payment more frequently than otherwise required under this Agreement.

         2.16.4(b) Certain Provisions Controlled by this Agreement. Notwithstanding any provision of an Account Agreement to the contrary, except as provided above in Section 2.16.4(a) hereof, the provisions of this Agreement shall control any Account Agreement to the extent that an Account Agreement may be inconsistent with this Agreement.

         2.16.4(c) Continuing Warranty Under Account Agreements. Because Account Agreements may provide for the making of Swingline Loans without formal draw requests from Borrowers, Borrowers agree that Borrowers' warranty under Section
2.16.5 hereof as to the satisfaction of all conditions to the right to receive Swingline Loans shall be a continuing one during any period that such an Account Agreement may be in effect. Therefore, any Swingline Loans funded by the Swingline Lender pursuant to an Account Agreement after the failure of a condition stated in Article III hereof shall be deemed made upon the affirmative misrepresentation of Borrowers unless the Swingline Lender has received written notice of and waived the failed condition in writing.

         2.16.5 Implied Representations Upon Request for Swingline Loan. Upon making any request for a Swingline Loan, Borrowers shall be deemed to have warranted to the Swingline Lender that all conditions to funding are satisfied as of the submission of the request to the Swingline Lender.

         2.16.6 Advance Not Waiver. The Swingline Lender's making of any Swingline Loan that it is not obligated to make under any provision of Article III hereof or any other provision hereof shall not be construed as a waiver of the Swingline Lender's right to withhold future Swingline Loans, notify Agent of an Event of Default, or otherwise demand strict compliance with this Agreement.

         2.16.7 Interest. Interest shall be charged and paid on each Swingline Loan as follows:

         2.16.7(a) Rate of Interest. Interest shall accrue on each Swingline Loan at an annual rate equal to the Floating Rate, said rate to change contemporaneously with any change in the Floating Rate due to either a change in the LIBO Rate or the Applicable LIBO Rate Margin.

         2.16.7(b) Calculation of Interest. Interest shall be computed on the basis of a 360-day year counting the actual number of days elapsed.

         2.16.7(c) Payment of Interest. Interest shall be due and payable in arrears without notice on each Interest Payment Date.

         2.16.7(d) Default Rate. Notwithstanding the foregoing, upon (i) the occurrence of an Event of Default pursuant to Sections 6.1.1, 6.1.6 or 6.1.7 and during the continuation of such Event of Default or (ii) the occurrence of any other Event of Default hereunder of which a Borrower has notice and during the continuance of such Event of Default until it is cured or waived, interest shall be charged at the Default Rate, regardless of whether the Swingline Lender has elected to exercise any other remedies available to it, including, without limitation, acceleration of the maturity of the outstanding principal of the Swingline Loans. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default to the extent any right to cure is given in this Agreement.

         2.16.7(e) Usury Savings Provision. It is the intention of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the Maximum Lawful Amount. Such charges hereunder shall be characterized and all provisions of the Credit Documents shall be construed as to uphold the validity of charges provided for therein. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Swingline Loans shall exceed the Maximum Lawful Amount, then, ipso facto the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time, and any amounts collected by Lender that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the Swingline Loans and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the Swingline Loans exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrowers and the Swingline Lender with respect to the Swingline Loans.

         2.16.8 Repayment of Principal. All remaining principal, interest and expenses outstanding under the Swingline Loans shall become due in full on the Maturity Date or the earlier acceleration of the Committed Loans in accordance with the terms of this Agreement. Borrowers may at any time prepay any outstanding Swingline Loans in whole or in part without premium or penalty; provided, that any such prepayment shall be in a minimum principal amount of Fifty Thousand and No/100 Dollars ($50,000.00).

         2.16.9 Procedures for Conversion to Committed Loans. At any time, upon written notice given by the Agent, the Agent may, in its discretion, and without Borrowers' consent, cause an advance to be made under the Committed Loans sufficient to repay the outstanding Swingline Loans, even if an Event of Default is then outstanding.

         2.16.10 Procedures Among Lenders Upon Event of Default. Upon the occurrence of an Event of Default, Lenders shall acquire participation interests in the outstanding Swingline Loans as necessary to cause each Lender to own a Pro Rata interest in the outstanding Swingline Loans, pursuant to such documentation as Agent may deem necessary. The obligation of each Lender to acquire such a participation interest shall be unconditional and, without limiting the foregoing, shall remain in effect irrespective of (i) the occurrence of any Event of Default or Unmatured Default, (ii) the financial condition of Borrowers, the Agent, the Swingline Lender or any other Lender or
(iii) the termination or cancellation of the Commitments (provided that such Swingline Loan was made prior to the date of such termination or cancellation). The Swingline Loans shall thereafter be administered by Lenders and Agent as though the Swingline Loans were amounts outstanding under the Committed Loans. Additionally, to this end, upon the occurrence and continuation of an Event of Default, Agent may, in its discretion, and without Borrowers' consent, cause an advance to be made under the Committed Loans sufficient to repay the outstanding Swingline Loans, even if an Event of Default is then outstanding.

         2.17         Reduction of Commitments.

         2.17.1 Voluntary Reduction. At any time and from time to time after the Closing Date, upon not less than one (1) Business Day's prior written notice to the Agent, the Borrowers may terminate in whole or reduce in part the unutilized portion of the Commitments that are in excess of all outstanding Swingline Loans and the stated amount of all Letter of Credit Liabilities, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection 2.17.1 may not thereafter be reinstated

         2.17.2 Mandatory Reduction. The Commitments shall, on each date upon which a prepayment of the Loans is required under subsections 2.10.2, 2.10.3 or
Section 5.20, be automatically and permanently reduced by an amount equal to the amount of such required prepayment.

         2.17.3 Ratable Reduction. Each reduction of the Commitments pursuant to this Section 2.17 shall be applied first to the reduction and termination of the Peak Usage Tranche and then ratably among the Lenders according to their respective Commitments.

         2.18 Withholding Tax Exemption. Each Lender that is not incorporated or organized under the laws of the United States of America, or a state thereof, shall, on or before the date such Lender becomes a party to this Agreement, deliver to each of BAM and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and such Lender's Note without deduction or withholding of any United States federal income taxes. Each Lender that so delivers a Form 1001 or 4224 further undertakes to deliver to each of BAM and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224), becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding or deduction of United States federal income tax or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by BAM or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and such Lender's Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, Law or regulation) has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises BAM and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                            III. CONDITIONS PRECEDENT

         3.1 Conditions to Initial Advance. Lenders shall not be obligated to make their initial Loans pursuant to this Agreement unless and until Borrowers satisfy the following conditions:

         3.1.1 Credit Documents. Borrowers shall have delivered to Agent the following documents, fully executed and in form and substance acceptable to
Agent:

         3.1.1(a) Credit Agreement. This Agreement.

         3.1.1(b) Notes. The Notes made by Borrowers payable to the order of the respective Lenders in the maximum principal amounts of the Lenders' respective Revolving Credit Commitments and the Swingline Note.

         3.1.1(c) Charters. Certified copies of the Borrowers' corporate charters and all amendments thereto.

         3.1.1(d) Bylaws. Certified copies of Bylaws for the Borrowers.

         3.1.1(e) Certificates of Good Standing. Certificates of good standing or existence, as applicable, issued as to the Consolidated Entities by the Secretaries of State for the states of their domicile.

         3.1.1(f) Foreign Qualification. Certificates of Qualification issued by the Secretaries of State for each state in which a Consolidated Entity is required to qualify as a foreign corporation.

         3.1.1(g) Resolutions. Certified copies of Resolutions authorizing the execution of all applicable Credit Documents on behalf of Borrowers.

         3.1.1(h) Opinions of Borrowers' Counsel. Opinions of counsel to the Consolidated Entities addressed to Agent and Lenders, addressing matters reasonably required by Lenders, Agent and their counsel.

         3.1.1(i) UCC Searches. UCC search reports on Borrowers from such jurisdictions and filing offices as Lenders and Agent may require.

         3.1.1(j) Closing Statement and Funding of Expenses. Loan Closing Statement describing expenses and fees due in connection with the closing of the Loans and payment thereof in immediately available funds.

         3.1.1(k) Other Documents. Such other documents as Lenders or Agent may reasonably require.

         3.1.1(l) Completion of Exhibits and Schedules. The completion of all exhibits and schedules to this Agreement, which shall be satisfactory to Agent, in its sole discretion.

         3.1.2 Additional Conditions. Borrowers shall have satisfied the following additional conditions, to Lenders' and Agent's satisfaction:

         3.1.2(a) Warranties. All warranties made in the Credit Documents must be true in all material respects and shall be true in all material respects taking into account the funding of the requested Loan.

         3.1.2(b) Covenants. All covenants made in the Credit Documents must have been complied with and shall have been complied with taking into account the funding of the requested Loan.

         3.1.2(c) Absence of Default. No Event of Default or Unmatured Default shall exist under this Agreement.

         3.1.2(d) No Adverse Change. There must be no Material Adverse Change since February 2, 2002.

         3.1.2(e) Ownership Structure. Lenders' satisfaction upon a review of BAM's present corporate structure as set forth in Schedule 3.1.2(e) hereof.

         3.2 Conditions to Subsequent Loans. Lenders shall not be obligated to make any Loan unless all of the following conditions are satisfied as of the time of the request and of funding:

         3.2.1 Conditions to Initial Advance. All of the conditions in Section
3.1 hereof must have been satisfied.

         3.2.2 Warranties. All warranties made in the Credit Documents must be true in all material respects and shall be true in all material respects taking into account the funding of the requested Loan.

         3.2.3 Covenants. All covenants made in the Credit Documents must have been complied with and shall have been complied with taking into account the funding of the requested Loan.

         3.2.4 Absence of Default. No Event of Default or Unmatured Default shall exist under this Agreement.

         3.3 Participating Entity. The Agent shall also have received on or before any date after the Closing Date on which a person becomes a Participating Entity (i) a copy of resolutions of the Board of Directors and, if necessary, the shareholders, partners or members of such person certified as in full force and effect on the date thereof by the Secretary or Assistant Secretary of such person, authorizing such person's execution, delivery and performance of, the Credit Documents and all other agreements and instruments that this Agreement requires to be executed, delivered and performed by such person; (ii) a copy of the organizational documents of such person, certified as true and correct on and as of the date on which Credit Documents are executed and delivered by such person;
(iii) certificates of good standing with respect to such person from the appropriate Governmental Authorities in the jurisdiction under the Laws of which such person is incorporated or formed; (iv) an opinion of counsel to such person consistent with the form of the opinions of counsel to the Borrowers previously delivered (with such changes therein as are appropriate in the circumstances) as to the execution and delivery by such person of the Credit Documents and other matters related thereto; (v) fully executed copies of all Credit Documents that this Agreement requires to be executed or delivered (or both) by such person (including a fully executed Assumption Agreement); (vi) UCC search reports on such person from such jurisdictions and filing offices as Lenders and Agent may require; and (vii) such additional supporting documents as the Agent, its counsel or the Required Lenders may reasonably request.

                       IV. REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to Lenders and Agent that:

         4.1 Organization Powers, Existence, etc. (a) Each Consolidated Entity is duly organized or formed, validly existing and in good standing under the laws of the state in which it is incorporated or formed, (b) each Consolidated Entity has the power and authority to own its Properties and assets and to carry on its business as now being conducted, (c) each Consolidated Entity has the power to execute, deliver and perform the Credit Documents to which it is a party, (d) each Consolidated Entity is duly qualified to do business in each state with respect to which the failure to be so qualified would have a Material Adverse Effect and (e) except as set forth in Schedule 4.1 hereto, has not done business under any other name, trade name or otherwise within the five years immediately preceding the Closing Date.

         4.2 Authorization of Borrowing, etc. The execution, delivery and performance of the Credit Documents (a) have been duly authorized by all requisite action and (b) will not violate any requirements of a Governmental Authority, the certificate of incorporation or bylaws of any Consolidated Entity, or any indenture, agreement or other instrument to which any Consolidated Entity is a party, or by which any Consolidated Entity or any of their Properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in a Material Adverse Change.

         4.3 Liabilities. BAM has furnished to the Agent and the Lenders a copy of the audited consolidated balance sheet of the Consolidated Entities dated as of February 2, 2002 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the fiscal year ended February 2, 2002. Such financial statements were prepared in conformity with GAAP consistently applied throughout the period involved, are in accordance with the books and records of the Consolidated Entities, are correct and complete and present fairly the financial condition of the Consolidated Entities as of the date of such financial statements, and, since the date of such financial statements, no Material Adverse Change in the financial condition, business or operations of any of the Consolidated Entities has occurred. None of the Consolidated Entities has any Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, that are material in amount other than the Liabilities reflected in such balance sheet and the notes thereto.

         4.4 Taxes. Each Consolidated Entity has filed or caused to be filed all federal, state and local Tax returns that are required to be filed, and has paid all Taxes as shown on said returns or on any assessment received by such Consolidated Entity to the extent that such Taxes have become due. The Borrowers have reserves which are believed by the officers of the Borrowers to be adequate for the payment of additional Taxes for years which have not been audited by the respective Tax authorities.

         4.5 Litigation. There are no actions, suits or proceedings pending or, to the Best of Borrowers' Knowledge, threatened against or affecting any Consolidated Entity, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may result in a Material Adverse Change; and no Consolidated Entity is in default with respect to any material Governmental Requirement which default could have a Material Adverse Effect.

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
         4.6 Agreements. No Consolidated Entity is a party to any agreement or instrument, or subject to any charter, partnership agreement or other corporate or partnership restriction, that materially and adversely affects its business, Properties or assets, operations or condition, financial or otherwise, or is in default in the performance, observance or fulfillment of any of the obligations contained in any agreement or instrument to which it is a party, which default could have a Material Adverse Effect.

         4.7 Use of Proceeds. None of the Borrowers intends to use any part of the proceeds of the Loans for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

         4.8      ERISA.

         4.8.1 Prohibited Transactions. Provided each of the Lenders is entering into the transactions herein contemplated for its own account and not in its capacity as trustee or other fiduciary with respect to any Plan, the execution and delivery of this Agreement and the issuance and delivery of the Notes as contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code, as amended.

         4.8.2 Compliance. Based on ERISA and the regulations and published interpretations thereunder, it is in compliance in all material respects with the applicable provisions of ERISA.

         4.8.3 Reportable Events. No "Reportable Event," as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan maintained by it.

         4.8.4 Liabilities. No Consolidated Entity is currently or will become subject to any liability (other than routine Plan expenses or contributions, if timely paid), Tax or penalty whatsoever to any person whomsoever, which liability, Tax or penalty is directly or indirectly related to any Plan including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes, or penalties (when taken as a whole) as will not have a Material Adverse Effect on the Consolidated Entities, or upon their financial condition, assets, business, operations, liabilities or prospects; and

         4.8.5 Funding. BAM and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable Law and (ii) required to be paid as expenses of each Plan. No Plan would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

         4.9 Subsidiaries. BAM has no Subsidiaries other than AWBC, AIS, bam.com, NI and FaithPoint and each Participating Entity. AWBC, AIS, bam.com, NI, FaithPoint, and each Participating Entity has no direct or indirect equity ownership in any other person, except for the commitment to invest in the Popular Group in the amount of $250,000. BAM's ownership interest in AWBC, AIS, and any applicable Participating Entity and AIS's ownership interest in each of bam.com, NI and FaithPoint and any applicable Participating Entity is free and clear of all Encumbrances, warrants, options, rights to purchase and other interests of any person. All capital stock of AWBC, AIS, bam.com, NI and FaithPoint and each Participating Entity has been duly authorized and validly issued and is fully paid and non-assessable.

         4.10 Principal Place of Business. The principal place of business and chief executive office of the Borrowers are at its address shown in Section 8.1 and will not be changed from such address unless, not less than 10 days prior to such change, the Borrowers shall have notified the Agent of the proposed change, and in no event will any Borrower's (other than NI's) principal place of business or chief executive office be located outside the State of Alabama.

         4.11 Environmental Laws.

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
         4.11.1 Compliance. To the Best of Borrowers' Knowledge, all Properties owned or used by the Borrowers, while under the custody, care and control of the Borrowers, have been maintained in compliance in all material respects with all Environmental Laws.

         4.11.2 Notices. The Borrowers have not received any written notification from any Governmental Authority with respect to current, existing violations of any Environmental Laws, or pursuant to any of their respective implementing regulations or state analogues to such laws or regulations.

         4.11.3 Release. There has not been, at any location owned or used by the Borrowers, any "Release" by the Borrowers, or anyone within the Borrowers' control, or to the Best of Borrowers' Knowledge, any other person, of any Hazardous Substances.

         4.11.4 Transportation. To the Best of Borrowers' Knowledge, the Borrowers have not sent or arranged for the transportation or disposal of Hazardous Substances or wastes to a site which, pursuant to any Environmental Law (i) has been placed, or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

         4.11.5 UST's. The Borrowers have not used and do not use storage tanks located on any Property owned or presently leased by the Borrowers, except for the past use of an underground storage tank located at Helton Drive and Rasch Road, Florence, Alabama, which tank has been removed and all soils tested and passed for compliance with Environmental Laws.

         4.11.6 Locations. All references to Property or locations "used" by Borrowers shall mean, in the case of BAM's retail store locations, only that portion of any Property or location within the exclusive control of BAM, and shall not refer to any area used by BAM in common with others but not subject to BAM's exclusive control.

         4.12 Investment Company Act. No Consolidated Entity is an "investment company" under the Investment Company Act of 1940, as amended.

         4.13 Full Disclosure of Material Facts. Borrowers have fully advised Lenders of all matters involving the financial condition, business, operations and Properties of the Consolidated Entities that would be reasonably expected to have a Material Adverse Effect. No information, exhibit, or report furnished or to be furnished by Borrowers to Lenders in connection with this Agreement contains, as of the date thereof, any misrepresentation of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         4.14 Licenses. All material licenses, permits, accreditations and approvals required by all Governmental Authorities necessary in order for each retail store location operated by any of the Borrowers to be operated for its intended purpose have been obtained and are in full force and effect. In addition, the Consolidated Entities own all other licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, or the rights to use the foregoing, that are necessary for the continued operation of their business except for such licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, which, if not held or owned, could not have a Material Adverse Effect.

         4.15 Title to Properties. Each of the Borrowers has good and marketable title to all its Properties and assets reflected on the balance sheet referred to in Section 4.3 except for those matters shown on such balance sheet and except for such Properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such Properties and assets are free and clear of all Encumbrances, except Permitted Encumbrances.

         4.16 Enforceability. This Agreement and each of the other Credit Documents, when duly executed and delivered by the Borrowers, as appropriate, in accordance with the provisions of this Agreement, will constitute the legal, valid and binding, joint and several, obligations of the Borrowers, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally.

         4.17 Consents, Registrations, Approvals, etc. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the other Credit Documents, or the borrowings under this Agreement, by the Borrowers or any of them.

         4.18 Solvency. Each of the Borrowers is Solvent, and none of the Borrowers will, as a result of the transactions provided for herein (i) become not Solvent, (ii) be left with unreasonably small capital, (iii) incur debts beyond its ability to pay them as they mature or (iv) have Liabilities (including reasonable contingencies) in excess of the fair saleable value of its assets.

         4.19 No Default. No Consolidated Entity is in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, obligation to equity holders, credit agreement, note, agreement, lease, sale agreement or other instrument to which any Consolidated Entity is a party or by which its Properties are bound, which default could have a Material Adverse Effect. To the Best of Borrowers' Knowledge, no other party to any contract with any Consolidated Entity under which a default could have a Material Adverse Effect is in default or breach thereof and no circumstances exist which, with the giving of notice and/or the passing of time would constitute such default or breach. No Event of Default or Unmatured Default exists under this Agreement.

         4.20 Compliance with Laws. No Consolidated Entity is in violation of any Law to which it, its business or any of its Properties are subject, the violation of which would likely have a Material Adverse Effect. Each Consolidated Entity has obtained all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for those which, if not obtained, could not have a Material Adverse Effect. All such required material licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

         4.21 Accuracy of Projections. With respect to all business plans and other forecasts and projections furnished by or on behalf of Borrowers and made available to Lenders relating to the financial condition, business, operations or Properties of the Consolidated Entities, all facts stated as such therein were true and complete in all material respects as of the time made and all estimates and assumptions were made in good faith and believed to be reasonable at the time made. As of the Closing Date, nothing has come to the attention of Borrowers that has changed its assessment of any such matters, except for changes that could not have a Material Adverse Effect.

         4.22 Labor Matters. No Consolidated Entity is subject to any collective bargaining agreements or any decrees or orders requiring them to recognize, deal with or employ any Person. No demand for collective bargaining has been asserted against any Consolidated Entity by any union or organization. No Consolidated Entity has experienced any strike, labor dispute, slowdown or work stoppage due to labor dispute and, to the Best of Borrowers' Knowledge, there is no such strike, dispute, slowdown or work stoppage threatened against any Consolidated Entity that could have a Material Adverse Effect. All Consolidated Entities are in compliance in all material respects with the Fair Labor Standards Act of 1938, as amended.

                                  V. COVENANTS

         Each of the Borrowers covenants that, during the term of this Agreement (and thereafter where expressly stated herein):

         5.1 Existence, Properties, etc. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each other Consolidated Entity to
(a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all Laws applicable to it and (b) at all times maintain, preserve and protect all franchises and trade names and preserve all of its Property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and at all times keep its insurable Properties adequately insured and maintain (i) insurance on its Properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business, (ii) necessary workmen's compensation insurance and (iii) such other insurance (including liability insurance) as may be required by Law or as may otherwise be customarily maintained by companies in the same or a similar business.

         5.2 Payment of Obligations, Taxes, etc. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each Consolidated Entity to, (a) pay its indebtedness and obligations in accordance with normal terms and
(b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its Properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Encumbrance upon such Properties or any part thereof; provided, however, that the Borrowers and the other Consolidated Entities shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be duly pursued and contested in good faith by appropriate proceedings and the Borrowers and the Consolidated Entities shall maintain adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

         5.3 Financial Statements, Reports, etc. BAM shall deliver or cause to be delivered to the Agent and each Lender:

         5.3.1 Quarterly Financial Reports. Not later than 50 days after the end of each first, second and third fiscal quarter, a copy of BAM's 10-Q as filed with the Securities and Exchange Commission or if such filing is no longer required, a balance sheet and a statement of revenues and expenses of BAM and its Consolidated Entities on a consolidated basis and a statement of cash flow of BAM and its Consolidated Entities on a consolidated basis for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter (in sufficient detail to indicate the Borrowers' and each Consolidated Entity's compliance with the financial covenants set forth in this Article), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the president or chief financial officer of BAM; each certificate provided pursuant to this clause (1) shall state that, except as disclosed in such certificate (a) on the date of such certificate the representations and warranties set forth in this Agreement and all the other Credit Documents are true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on such date, and (b) no Event of Default or Unmatured Default has occurred and is continuing as of such date or, if such certificate discloses that an Event of Default or Unmatured Default has occurred and is continuing as of such date, such certificate shall describe such Event of Default or Unmatured Default in reasonable detail and state what action, if any, the Borrowers are taking or propose to take with respect thereto.

         5.3.2 Annual Financial Reports. Not later than 100 days after the end of each fiscal year, a copy of BAM's 10-K as filed with the Securities and Exchange Commission or if such filing is no longer required, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of BAM and its Consolidated Entities on a consolidated and on a consolidating basis for such fiscal year (in sufficient detail to indicate BAM's and each Consolidated Entity's compliance with the financial covenants set forth in this Article ), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants acceptable to the Required Lenders, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with GAAP applied on a consistent basis, and (C) present fairly the financial condition and results of operations of BAM and its Consolidated Entities for the periods covered.

         5.3.3 Compliance Certificate. Together with the financial statements required by Sections 5.3.1 and 5.3.2 above a compliance certificate duly executed by the president or chief financial officer of BAM in the form of Exhibit B attached hereto ("Compliance Certificate").

         5.3.4 Other Reports. Promptly upon receipt thereof, copies of all reports, management letters and other documents submitted to the Borrowers or any Consolidated Entity by independent accountants in connection with any annual or interim audit of the books of the Borrowers or any Consolidated Entity made by such accountants.

         5.3.5 ERISA Events. Promptly after any Borrower knows or has reason to know of the occurrence of any "reportable event" under Section 4043 of ERISA applicable to any Borrower or other ERISA Affiliate, a certificate of the president or chief financial officer of BAM setting forth the details as to such "reportable event" and the action that such Borrower or other ERISA Affiliate has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices that any Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

         5.3.6 Change in Accounting Policies. BAM shall promptly notify Agent in writing upon any material change in accounting policies or financial reporting practices on the part of any Consolidated Entity.

         5.3.7 Additional Information. As soon as practicable, such other information regarding the business affairs, financial condition or operations of BAM or its Consolidated Entities as the Agent or the Required Lenders shall reasonably request from time to time or at any time.

         The Lenders shall have no obligation to make Loans or issue Letters of Credit at any time at which the Borrowers or any of them is delinquent in the preparation and delivery of any of the items described above, whether or not such delinquency constitutes an Event of Default.

         5.4 Litigation Notice. Each of the Borrowers shall, promptly after the same shall have become known to any officer of such Borrower, notify the Agent in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might impair the ability of such Borrower or any other Consolidated Entity to perform its obligations under this Agreement or any other Credit Document or might have a Material Adverse Effect.

         5.5 Default Notice. Each of the Borrowers shall promptly give notice in writing to the Agent of the occurrence of (a) any Event of Default or Unmatured Default, and (b) any event of default or any event which upon notice or lapse of time or both would constitute such an event of default under any other document or agreement to which the Borrowers or any other Consolidated Entity is a party with entities other than the Lenders, which default would have a Material Adverse Effect.

         5.6 Further Assurances. Each of the Borrowers shall at its cost and expense, upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Agent or its counsel to carry out more effectively the provisions and purposes of the Credit Documents.

         5.7 Insurance. Each Consolidated Entity shall at all times maintain in force, and pay all premiums and costs related to, insurance coverages comparable to the coverages maintained by similar businesses of comparable size.

         5.8 Covenants Regarding Financial Condition. Except as otherwise expressly provided in this Section 5.8, the Borrowers shall also cause and require each of the Consolidated Entities, jointly and severally and on a consolidated basis to observe and perform each of the covenants and agreements of this section to be observed and performed by the Borrowers or any of them, whether or not a specific reference is made to the Consolidated Entities in each such covenant.

         The Borrowers, jointly and severally, covenant and agree that:

         5.8.1 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for the Consolidated Entities on a consolidated basis for the immediately preceding four fiscal quarters as of any date of determination shall not be less than 1.5 to 1.0.

         5.8.2 Leverage Ratio. The Leverage Ratio for the Consolidated Entities on a consolidated basis as of the end of the Consolidated Entities' (i) first three fiscal quarters of each fiscal year shall not be greater than 4.0 to 1.0 and (ii) fiscal year shall not be greater than 3.25 to 1.0. Leverage Ratio means the ratio of (A) the sum of (x) Funded Debt as of the date of determination plus
(y) the product of four times the Operating Lease Payments for the four fiscal quarter period ending as of the date of determination to (B) EBITDAR for the four fiscal quarter period ending as of the date of determination.

         5.8.3 Minimum Shareholders' Equity. Shareholders' Equity for the Consolidated Entities on a consolidated basis shall not on any date be less than $104,018,000.00, plus (i) 50% of Consolidated Net Income (if positive and with no reduction if negative), for each fiscal quarter (beginning with the fiscal quarter ending on or about April 30, 2002 and each fiscal quarter thereafter) and (ii) 100% of the Net Cash Proceeds from any Equity Issuance.

         5.8.4 Investments and Loans. The Consolidated Entities on a consolidated basis will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may acquire and continue to hold (A) all stock of and own partnership interests in the persons that constitute Consolidated Entities; (B) Permitted Investments; and (C) Permitted Acquisitions.

         5.8.5 Disposition of Assets. The Consolidated Entities on a consolidated basis will not, at any time sell, lease, abandon, or otherwise dispose of any assets (including the disposition of Net Cash Proceeds from any insurance or condemnation proceeding in respect of such assets) without the prior written consent of the Required Lenders other than (i) assets including, but not limited to, past due account receivables, disposed of in the ordinary course of business, (ii) assets sold or leased by the Borrowers or any of their Subsidiaries to the Borrowers or any of their Subsidiaries (other than any Subsidiaries that are not a Participating Entity), and (iii) assets sold or otherwise disposed of by the Borrowers or their Subsidiaries the Net Cash Proceeds of which do not exceed $5,000,000.00 in any fiscal year; provided, however, that the Borrowers may, and may permit any of their Subsidiaries to,
(1) sell or otherwise dispose of their assets if (A) the Net Cash Proceeds of such asset dispositions do not exceed $10,000,000 in the aggregate in any fiscal year and (B) such Net Cash Proceeds are re-invested within 365 days of such asset disposition in assets related to the business of the Borrowers and (2) re-invest Net Cash Proceeds of any insurance or condemnation proceeding in respect of any assets if such Net Cash Proceeds are re-invested in assets related to the business of the Borrowers within 365 days of receipt.

         5.8.6    [Intentionally Deleted].

         5.8.7 Encumbrances. Borrowers will not, and will not permit any Consolidated Entity, to incur, create, assume or permit to exist any Encumbrance upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Encumbrances that constitute Permitted Encumbrances. Borrowers shall not and shall not allow any Consolidated Entity to undertake a commitment of any kind in favor of any Person (other than Lenders) (i) requiring that any or all of such Consolidated Entity's Property be or remain unencumbered, or (ii) requiring that a Consolidated Entity grant an Encumbrance (other than a Permitted Encumbrance) in favor of any Person (other than Lenders) on a Consolidated Entity's Property under any circumstances whatsoever.

         5.8.8 Dividends and Distributions. BAM will not permit any Consolidated Entity to be or become subject to any restrictions on the ability of such Consolidated Entity to pay dividends or to make partnership distributions.

         5.8.9 Debts, Guaranties, and Other Obligations. No Consolidated Entity shall incur, create, assume, or in any manner become or be liable with respect to any Liability, except the following:

         5.8.9(a) Obligations to Lenders. Any Obligations to Lenders under this Agreement.

         5.8.9(b) Endorsements. Endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business.

         5.8.9(c) Trade Liabilities. Trade payables and accruals from time to time incurred in the ordinary course of business.

         5.8.9(d) Taxes. Taxes, assessments, or other governmental charges that are not delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrowers have made the reserve therefor required by GAAP.

         5.8.9(e) Purchase Money Debt. Purchase Money Debt (including Capital Leases) of all Consolidated Entities, in an amount not to exceed $15,000,000 in the aggregate.

         5.8.9(f) Accounting Accruals. Liabilities arising from reserves and accruals required by GAAP that do not reflect liquidated and mature obligations to third parties, including, but not limited to, current deferred income taxes.

         5.8.9(g) Liabilities Among Borrowers. Liabilities incurred to other Borrowers incurred in the ordinary course of business.

         5.8.9(h) Other Liabilities. Any other unsecured Liabilities not to exceed $5,000,000 in the aggregate.

         5.9 Continuation of Current Business. Neither the Borrowers nor any Consolidated Entity will engage in any business other than the business now being conducted by it and other businesses reasonably complimentary to the sale and distribution (retail and wholesale) of books, magazines and other periodicals.

         5.10 Cooperation; Inspection of Properties. The Borrowers shall, and shall cause the Consolidated Entities to, permit the Lenders and their representatives to inspect the Borrowers' and the Consolidated Entities' Properties and assets (including all retail store locations), and to inspect, review and audit the Borrowers' and the Consolidated Entities' books and records from time to time and at any time, after reasonable notice and at reasonable times. Such inspections shall be at the Lender's expense, unless an Unmatured Default or an Event of Default exists, in which case, such inspection shall be at the Borrowers' expense.

         5.11 Use of Proceeds. The Borrowers shall use the proceeds of Loans exclusively for general corporate purposes including (i) working capital, (ii) capital expenditures, (iii) other lawful corporate purposes, (iv) to refinance certain existing Debt and (v) to re-acquire outstanding capital stock of BAM up to a total expenditure not to exceed $10,000,000.

         5.12 Transactions with Affiliates. None of the Borrowers nor any other Consolidated Entity will, directly or indirectly, enter into any lease or other transaction with any Affiliate (other than a Borrower or another Consolidated Entity) on terms that are less favorable to such Borrower or Consolidated Entity entering into such lease or other transaction than those that are typical of those obtained at the time from persons who are not Affiliates of such Borrower or other Consolidated Entity.

         5.13 Creation or Acquisition of Subsidiaries. The Borrowers may from time to time create or acquire new Subsidiaries in accordance with this Agreement, provided that promptly (and in any event within fifteen (15) Business
Days) after the creation or direct or indirect acquisition by any Borrower of any such new Subsidiary, such new Subsidiary will execute and deliver to the Agent an Assumption Agreement and all other documents necessary to cause it to become a Participating Entity and, thus, become jointly and severally liable for all the Obligations (subject to the limitations provided in the Assumption Agreement).

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
         5.14 Name Changes. Borrowers shall give Agent at least thirty (30) days prior written notice before any Consolidated Entity changes its name or begins doing business under any trade name.

         5.15 Compliance with Contractual Obligations. Each Consolidated Entity will perform all of its obligations in respect of all material contracts to which it is a party and will use its best efforts to keep, and to take all action to keep, such contracts in full force and effect and not allow any such contract to lapse or be terminated or any rights to renew such to be forfeited or canceled, if such lapse, etc. could have a Material Adverse Effect; provided, however, that any such contract may lapse or be terminated or such renewal rights may be forfeited or canceled if in the reasonable business judgment of the Consolidated Entities it is in their best interests to allow or cause such lapse, termination, forfeiture or cancellation.

         5.16 ERISA Information and Compliance. The Consolidated Entities shall comply with ERISA and all other applicable Laws governing any pension or profit sharing plan or arrangement to which they are a party. The Consolidated Entities shall (i) upon request, provide Agent with copies of any annual report required to be filed pursuant to ERISA with respect to any Plan or any other employee benefit plan; (ii) notify Agent upon the occurrence of any ERISA Event or of any additional act or condition arising in connection with any Plan which they believe might constitute grounds for termination thereof by the PBGC or for the appointment of a trustee to administer the Plan; and (iii) furnish to Agent, promptly upon request, such additional information concerning any Plan or any other employee benefit plan as Agent may request.

         5.17 Assistance in Litigation. Borrowers covenant to, upon request, cooperatively participate in any proceeding in which Borrowers are not an adverse party to Lenders or Agent and which concerns Lenders' or Agent's rights regarding the Obligations. Lenders and Agent covenant to, upon request, cooperatively participate in any proceeding in which the Lenders and Agent are not an adverse party to Borrowers and which concerns Borrowers' rights regarding the Obligations.

         5.18 Estoppel Letters. Borrowers covenant to provide Agent, within ten
(10) days after request, an estoppel letter stating (i) the balance of the Obligations, (ii) whether Borrowers have any defenses to payment of the Obligations, and (iii) the nature of any defenses to payment of the Obligations. Such balance as presented for confirmation and the nonexistence of defenses shall be presumed if Borrowers fail to respond to such a request within the required period.

         5.19     Environmental Matters.

         5.19.1 Compliance With Environmental Laws. All Consolidated Entities will (i) employ in connection with their operations, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, the violation of which would reasonably be expected to have a Material Adverse Effect, (ii) obtain and maintain any and all materials permits or other permits required by applicable Environmental Laws in connection with its operations, excepting only such permits, which could not by their absence cause a Material Adverse Effect, and (iii) dispose of any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under any applicable Environmental Laws. All Consolidated Entities shall use their best efforts to obtain all certificates required by Law to be obtained by them from all contractors employed by them in connection with the transport or disposal of any Hazardous Substances.

         5.19.2 Remedial Work. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature with respect to any Consolidated Entity's Properties is required to be performed by them under any applicable Law or regulation, any judicial order, or by any governmental or non-governmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance on or into the air, soil, groundwater, surface water or soil vapor at, on, about, under, or within any of a Consolidated Entity's Property (or any portion thereof), Borrowers shall within 30 days after written demand for performance thereof (or such shorter period of time as may be required under applicable Law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such remedial work.

         5.19.3 Indemnification of Lenders and Agent. Borrowers agree to indemnify, defend (with counsel reasonably satisfactory to the indemnified party or parties) and hold harmless Lenders and Agent against any loss,

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
liability claim or expense, including attorneys' fees, that Lender or Agent may incur as a result of the violation or alleged violation of any Environmental Law by a Consolidated Entity or with respect to any other violation of Environmental Laws with respect to any Consolidated Entity's Properties. This covenant shall survive the repayment of the Obligations.

         5.20 Sales and Leasebacks. No Consolidated Entity shall enter into any arrangement, directly or indirectly, with any Person other than another Consolidated Entity by which such Consolidated Entity shall sell or transfer any of its Property, whether now owned or hereafter acquired, and by which a Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred, unless: (i) the value of the Property involved in any single such transaction or the aggregate value of all Property involved in multiple such transactions since the Closing Date, is less than $10,000,000, (ii) all such transactions are entered into on commercially reasonable terms, (iii) Agent is given advance notice thereof and (iv) in single transactions in excess of $5,000,000, Agent is provided prior to such sale with an appraisal conducted by an appraiser satisfactory to the Agent, obtained at the Borrowers' cost and expense, demonstrating to the Agent's satisfaction that the sales price to be paid to such Consolidated Entity is the fair market value of such Property. Promptly upon (and in any event not later than two (2) Business Days after) closing of any such permitted sale, a prepayment on the outstanding principal amount of the Loans will be required from the Borrowers pursuant to 2.10.3, unless such pre-payment is not required pursuant to the re-investment provisions of Section 5.8.5.

         5.21 Change of Control. BAM shall not suffer or permit the occurrence of a Change of Control, and BAM shall give the Agent prompt (and in no event more than 2 Business Days written notice if any Person or two or more Persons acting in concert (other than Charles C. Anderson, Joel R. Anderson or their respective spouses and lineal descendents or trusts for the benefit of the foregoing) enter into a contract or arrangement which upon consummation will result in its acquisition of, or control over, securities of BAM (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of BAM entitled to vote in the election of directors.

         5.22 Further Acquisitions, Mergers, Etc. Except for Permitted Acquisitions and transactions involving only Consolidated Entities, no Consolidated Entity shall (i) make an acquisition of any Person, (ii) enter into any agreement to merge with or into any Person, (iii) merge, with or into or consolidate with any Person, (iv) permit any Person to merge into any of them,
(v) otherwise reorganize or recapitalize, or (vi) sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their Property (whether now owned or hereafter acquired).

         5.23 Subsidiaries and Affiliates. No Consolidated Entity shall create or acquire any direct or indirect Subsidiary or Affiliate or divest itself of any material assets by transferring them to any existing Subsidiary or Affiliate other than Participating Entities; nor shall Borrowers enter into any partnership, joint venture, or similar arrangement, or otherwise make any material change in its corporate structure, except that Borrowers may acquire and create Participating Entities from time to time in the ordinary course of business and Borrower may consummate its commitment to invest in The Popular Group in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

         5.24 Adverse Action With Respect to Plans. No Consolidated Entity shall take any action to terminate any Plan which could reasonably result in a material liability of a Consolidated Entity to any Person.

         5.25 Constituent Document Amendments. No Consolidated Entity shall amend its corporate charter or bylaws, articles of organization or operating agreement, partnership agreement or other organizational documents, except as necessary to accomplish corporate, company, partnership or other business entity transactions that do not require Lenders' or Agent's specific approval or transactions for which such approval is necessary and has been granted.

         5.26 Adverse Transactions. No Consolidated Entity shall enter into any transaction that materially and adversely affects or, to the best of its knowledge, is likely to materially and adversely affect the Borrowers' ability to repay the Obligations.

         5.27 Margin Securities. No Consolidated Entity shall own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

         5.28 Accounting Changes. Borrowers shall not change their fiscal year or make any other significant change in consolidated or consolidating accounting treatment and reporting practices, except as required or permitted by GAAP or the Securities and Exchange Commission. Any change in fiscal year shall be subject to Agent's prior written approval.


                              VI. EVENTS OF DEFAULT

         6.1 Events of Default. Any of the following events shall be considered an Event of Default under this Agreement:

         6.1.1 Payments. Any Borrower shall default in the due payment of any amount of the Obligations or any other amount owed to the Lenders or any of them under or in connection with any of the Credit Documents and such default shall continue unremedied for a period of 5 days; provided, however, that said 5 day cure period shall not apply to payments due on the Maturity Date.

         6.1.2 Immediate Covenant Defaults. Any Borrower shall default in the observance or performance of any provision in Sections 5.3, 5.5, 5.8, 5.11, 5.12, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26 and 5.28.

         6.1.3 Other Covenant Defaults. Any Borrower shall default in the performance or observance of any provision of this Agreement, except those otherwise specifically addressed in this Section 6.1, and shall not cure such default within 30 days after the first to occur of (i) the date the Agent gives written or telephonic notice of the default to BAM or (ii) the date any Borrower otherwise has knowledge thereof.

         6.1.4 Representations and Warranties. The Agent or the Required Lenders shall determine that any statement, certification, representation or warranty contained herein, or in any of the other Credit Documents or in any report, financial statement, certificate or other instrument delivered to the Lenders or the Agent by or on behalf of any Borrower, was misleading or untrue in any material respect at the time it was made or deemed made.

         6.1.5 Default on Other Debt. Default shall be made with respect to any Debt of any Borrower or of any other Consolidated Entity when due or the performance of any other obligation incurred in connection with any Debt of such Borrower or other Consolidated Entity, if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due, if the aggregate amount of all such Debt involved exceeds $5,000,000.

         6.1.6 Voluntary Bankruptcy or Receivership Proceedings. Any Borrower or any other Consolidated Entity shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of it or any of its Properties or assets, (ii) fail or admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit an order for relief to be entered against it in any proceeding under the federal Bankruptcy Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or if corporate or partnership action shall be taken by any Borrower or any other Consolidated Entity for the purpose of effecting any of the foregoing.

         6.1.7 Involuntary Petitions. A petition shall be filed, without the application, approval or consent of any Borrower or any other Consolidated Entity, in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Borrower or other Consolidated Entity or of all or a substantial part of the Properties or assets of such Borrower or other Consolidated Entity, or seeking any other relief under any law or statute of the type referred to in clause (v) of Section
6.1.6 above against such Borrower or other

Consolidated Entity, or the appointment of a receiver, trustee, liquidator or other custodian of any Borrower or any other Consolidated Entity or of all or a substantial part of the Properties or assets of such Borrower or any other Consolidated Entity, and such petition shall not have been dismissed within 60 days after the filing thereof.

         6.1.8 Other Proceedings. There shall occur the insolvency, dissolution, liquidation or suspension of business of any Borrower or any other Consolidated Entity or the issuance of a writ of execution, attachment or garnishment against the assets of any Borrower or any other Consolidated Entity, and such writ of execution, attachment or garnishment shall not be dismissed, discharged or quashed within 30 days of issuance.

         6.1.9 Material Agreement Default. Any Borrower or any other Consolidated Entity shall default under any agreement material to the operation of its business as conducted on the Closing Date or proposed to be conducted.

         6.1.10 Judgments. Any final judgment or judgments for the payment of money in excess of an aggregate of $500,000 shall be rendered against any Borrower or any other Consolidated Entity and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed.

         6.1.11 Plan Termination Event. Any "Termination Event" with respect to a Plan shall have occurred and, 30 days after BAM has notice thereof, (i) such "Termination Event" shall still exist and (ii) the sum (determined as of the date of occurrence of such "Termination Event") of the "Insufficiency" of such Plan and the "Insufficiency" of any and all other Plans with respect to which a "Termination Event" shall have occurred and then exist is equal to or greater than $1,000,000.

         6.1.12 Withdrawal Liability. BAM or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred "Withdrawal Liability" to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with "Withdrawal Liability" (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $100,000 per annum.

         6.1.13 Other ERISA Liability. BAM or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of BAM and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $100,000.

         6.1.14 Enforceability. This Agreement shall cease to be in full force and effect or any Borrower or any Participating Entity shall take any action to claim that this Agreement is not in full force and effect

         6.1.15 Insolvency. Any Consolidated Entity's no longer being Solvent.

         6.1.16 Change of Control. A Change of Control occurs as to any Borrower or any Participating Entity.

         6.2 Remedies. Upon the happening of any Event of Default:

         6.2.1 Default Rate. Agent may declare the Obligations to thereafter bear interest at the Default Rate.

         6.2.2 Termination of Commitments. As provided elsewhere in this Agreement, Lenders shall not be obligated to advance any additional Loans. Agent may terminate the obligation of Lenders to advance any additional Loans or issue any additional Letters of Credit by written notice to Borrowers, which formal termination shall remain in effect notwithstanding any subsequent cure of the Event of Default and whether or not the Loans are accelerated; provided, however, that notwithstanding the above, if there shall occur an Event of Default under Sections 6.1.6 or 6.1.7, then the obligation of the Lenders to lend hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Lenders or notice to the Agent or the Lenders.

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
         6.2.3 Acceleration. Agent may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which are hereby expressly waived.

         6.2.4 Setoff. Upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, without notice to the Borrowers or any of them (any such notice being expressly waived by the Borrowers, but Lenders will use commercially reasonable efforts to give Borrower notice of any such setoff promptly thereafter), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including any branches, agencies or Affiliates of such Lender, wherever located) to or for the credit or the account of the Borrowers or any of them against any and all of the obligations of the Borrowers and each of them now or hereafter existing under any of the Credit Documents, irrespective of whether or not any demand shall have been made under the Credit Documents and although such obligations may be unmatured. The Lenders agree promptly to notify each affected Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or impose any liability on the Lender. The rights of the Lenders under this Section 6.2.4 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lenders or any of them may have.

         6.2.5 Other Remedies. Lenders and Agent may exercise any right that they may have under any other document evidencing or securing the Obligations or otherwise available to Lenders or Agent at law or equity.

         6.2.6 Attorney-in-Fact. Borrowers hereby irrevocably appoint Agent as Borrowers' attorney-in-fact to take any action to facilitate Agent's exercise of remedies hereunder.

         6.2.7 Letters of Credit. At the option of the Required Lenders, the Issuing Bank and the Agent may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Issuing Bank and the Borrowers had failed or refused to reimburse the Issuing Bank for the amount so paid within the time permitted under this Agreement. The Borrowers shall, promptly upon demand of the Agent, deposit in cash with the Agent an amount equal to the amount of all Letter of Credit Liabilities then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Agent under the provisions of Section 8.29.

                                   VII. AGENT

         7.1 Appointment of Agent. Lenders hereby appoint Agent to act as specified in this Article VII. Agent's duties hereunder are administrative and ministerial in nature, and Agent's capacity is that of an independent contractor for Lenders. Agent is not a trustee or other fiduciary for Lenders, and Agent has no duties whatsoever to Lenders except as expressly set forth in this Agreement.

         7.2 Powers of Agent.

         7.2.1 Administration of Loans. Except as otherwise provided in this
Section 7.2, Agent shall have the exclusive power and authority to (i) give all consents and approvals, issue waivers and amendments, enforce the Credit Documents (including, but not limited to, the power to enforce the Credit Documents in any relevant case under the Bankruptcy Code) and otherwise take all actions permitted of Agent under this Agreement or any other Credit Document,
(ii) give all consents and approvals, issue waivers and amendments, enforce the Credit Documents (including, but not limited to, the power to enforce the Credit Documents in any relevant case under the Bankruptcy Code) and otherwise take all actions permitted of Lenders under this Agreement or any other Credit Document, excepting only those matters that the Credit Documents specifically reserve for the respective Lenders severally (such as the computation of LIBOR charges unique to the circumstances of a given Lender), (iii) receive all payments, notices and other deliveries and communications to be given Lenders or Agent under this Agreement or any other Credit Document, and (iv) to perform such actions as are incidental to any of the foregoing.

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
         7.2.2 Matters Reserved to Required Lenders. Absent the prior approval of the Required Lenders, Agent shall not (i) waive or amend any provision of this Agreement, (ii) approve any investments for which approval is necessary under the definition of Permitted Investments or (iii) approve any acquisition or merger for which approval is necessary under the definition of Permitted Acquisitions.

         7.2.3 Matters Reserved to all Lenders. Absent the prior approval of all Lenders, Agent shall not forgive any principal included in the Obligations; waive or amend any interest rate applicable to the Obligations; waive or amend the Maturity Date; waive or amend the amount of any Lender's Commitment; waive an Event of Default arising from non-payment of any principal or interest due on the Obligations; accelerate the maturity of the Obligations; or amend the definitions of Pro Rata Share or Required Lenders.

         7.3 Duties of Agent.

         7.3.1 Specific Duties of Agent: Standard of Care. Agent shall (i) remit to each Lender, with reasonable promptness, the appropriate Pro Rata Share of payments received or other amounts collected on account of the Obligations, (ii) forward to Lenders, with reasonable promptness, counterparts or copies of Borrowing Notices, financial reports and other information that may be delivered to Agent by Borrowers pursuant to the requirements of the Credit Documents,
(iii) notify Lenders of any Unmatured Default or Event of Default known to Agent, in accordance with Section 7.7 below, and (iv) otherwise administer the Loans through the exercise of such of the powers granted herein as Agent deems appropriate from time to time. Agent shall have no liability to Lenders for any action or inaction relating to this Agreement or the other Credit Documents, except for actual losses caused by its gross negligence or reckless or willful misconduct.

         7.3.2 Limitations on Agent's Duties. Agent shall not be obligated to take any action hereunder or under any other Credit Document (i) if such action would, in the opinion of Agent, be contrary to applicable Law, this Agreement or the other Credit Documents, (ii) if it shall not first be specifically indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action,
(iii) if it would likely subject Agent to a tax in any jurisdiction where it is not then subject to a tax, (iv) if it would likely require Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith, or (v) if it would likely subject Agent to in personam jurisdiction in any location where it is not then so subject.

         7.3.3 Agent's Right to Require Instructions in Performance of Duties. If Agent, in its sole and absolute discretion, requests instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Credit Document for which the approval of the Required Lenders or all Lenders is not otherwise required, Agent shall be entitled, at its option, to refrain from such action, or to continue such inaction, unless and until Agent shall have received such instructions, and Agent shall incur no liability by reason of so acting or refraining from action. No Lender shall have any right of action whatsoever against Agent as a result of Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders in such a case.

         7.3.4 Agent's Reliance on Others in Performance of Duties. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. Agent may consult with legal counsel (including counsel for Borrowers), accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel (including counsel for Borrowers), accountants or experts.

         7.3.5 Sharing of Information. Except as otherwise expressly provided in this Article VII, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, Properties, financial or other condition or creditworthiness of the Consolidated Entities or any other Person that may come into its possession, whether before the making of the initial Loans or at any time or times thereafter. All notices to be given to Borrowers by a Lender hereunder shall be concurrently given to Agent and all other Lenders.

         7.4 Indemnification of Agent. To the extent Agent is not reimbursed by or on behalf of Borrowers, and without limiting the obligation of Borrowers to do so, Lenders will reimburse and indemnify Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Credit Document or the transactions contemplated thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, and in particular will reimburse Agent for out-of-pocket expenses promptly upon demand by Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal or pursuant to arbitration to have resulted from Agent's gross negligence or reckless or willful misconduct. Agent may offset any amounts due Agent by any Lender against obligations of Agent to that Lender.

         7.5 No Representations by Agent. Each Lender acknowledges that neither Agent nor any of its officers, directors, employees, attorneys, accountants or agents has made any representation or warranty to it regarding the Consolidated Entities, the Loans, or otherwise relating to this Agreement. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Consolidated Entities or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Consolidated Entities or any other Person or the existence or possible existence of any Unmatured Default or Event of Default.

         7.6 Independent Investigations by Lenders. Each Lender acknowledges that, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Consolidated Entities in connection with its decision to enter into this Agreement and extend credit to Borrowers hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

         7.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Default or Event of Default, other than any Unmatured Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to Agent for the account of Lenders, unless Agent has received written notice from Borrowers or a Lender describing such Unmatured Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to Lenders, Agent shall have no obligation to notify Lenders with respect thereto. Each Lender shall promptly give Agent such a notice upon its actual knowledge of an Unmatured Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice in the absence of gross negligence or reckless or willful misconduct shall not affect its rights hereunder or under the other Credit Documents.

         7.8 Funding of Loans Pursuant to Borrowing Notices. Promptly following receipt of notice from Agent that a Borrowing Notice has been submitted, and provided that all conditions to funding are believed to have been satisfied, each Lender shall transfer to a designated account with Agent that Lender's Pro Rata Share of the requested funding. The transfer of funds shall occur within the time required for funding under this Agreement; provided, however, no Lender shall be obligated to fund a LIBOR Loan earlier than two (2) Business Days after its receipt of notice of the borrowing from Agent. Should any Lender fail to timely fund its Pro Rata Share of a requested Committed Loan, Agent may, but shall be under no obligation whatsoever to, advance to Borrowers the defaulted Lender's Pro Rata Share of the requested Loan. If such an advance is made, it shall be deemed an advance

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
by Agent for the account of the defaulting Lender and shall bear interest at the rate applicable to the Loan funded by the advance, payable on demand.

         7.9 Agent in its Individual Capacity. With respect to its Commitments, and the Committed Loans made by it, Agent shall have the same rights and powers under the Credit Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," and any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Entities or any of their respective Affiliates as if it were not performing the servicing duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to disclose or account for the same to Lenders.

         7.10 Holders. Agent may deem and treat the payee of any Note as the holder thereof and Lender hereunder for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof purportedly executed by the payee, as the case may be, shall have been filed with Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note according to Agent's information, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         7.11 Successor Agent. Agent may resign at any time upon sixty (60) days' prior written notice to Borrowers and Lenders; provided that any such resignation by BofA shall also constitute its resignation as Issuing Bank and Swingline Lender. Agent may be removed upon Agent's insolvency, liquidation or the appointment of a receiver for Agent, by action of the Required Lenders, at any time upon sixty (60) days' prior written notice to Borrowers and Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent as provided herein. The Required Lenders will appoint from among Lenders a successor Agent. If no Default or Event of Default exists, such appointment will be subject to Borrowers reasonable approval after notice. If no successor Agent shall have been appointed within such sixty (60) day period, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders, who shall serve as Agent, Issuing Bank and Swingline Lender until such time, if any, as the Required Lenders shall have appointed a successor Agent as provided hereinabove. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Issuing Bank and Swingline Lender and the respective terms "Agent," "Issuing Bank" and "Swingline Lender" shall mean such successor Agent, Letter of Credit issuer and Swingline Lender, and the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring Issuing Bank's and Swingline Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or Swingline Lender or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, Issuing Bank and Swingline Lender. If no successor Agent has accepted appointment as Agent by the date which is sixty
(60) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         7.12 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to the Obligations which results in its receiving more than its Pro Rata Share of the aggregate payments with respect to all of the Obligations, then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in the Obligations so that the amount of the Obligations held by each of Lenders shall continue to equal their respective Pro Rata Shares, and (b) such other adjustments shall be made from time to time as shall be equitable to insure that Lenders share such payments ratably. No Lender shall exercise its banker's lien, set-off or other right to accomplish such payment absent Agent's prior consent, not to be unreasonably withheld.

         7.13 Separate Liens on Collateral. Each Lender agrees with the other Lenders that, with the exception of security interests in deposit accounts and like property in the possession of a Lender as expressly provided for in this Agreement, it will not take or permit to exist any Encumbrance in its favor on any Property of any of the Consolidated Entities.

         7.14 Payments Between Agent and Lenders. All payments by Agent to any Lender, and all payments by any Lender to Agent, under the terms of this Agreement shall be made by wire transfer in immediately available funds to the receiving party's address specified for notices in this Agreement. If any of Lenders fail to pay when due any sum payable to Agent, then, except as otherwise provided in Section 7.8 hereof, such sum shall bear interest until paid at the interest rate per annum for overnight borrowing by the payee from the Federal Reserve Bank for the period commencing on the date such payment was due and ending on, but excluding, the date such payment is made.

         7.15 Bankruptcy Provisions. Should any of the Consolidated Entities become a party to a case under the Bankruptcy Code, each Lender shall be entitled to file its own claim, to the extent such a filing may be necessary. Agent shall review each claim before being filed by a Lender to assure that the claim is filed on a basis consistent with Agent's records and Agent's legal positions taken pursuant to this Agreement. Should any of the Consolidated Entities become a party to a reorganization proceeding under the Bankruptcy Code, each Lender shall be recognized as the holder of a separate claim for the purpose of the approval or rejection of a Plan under 11 U.S.C. Section 1126, may freely vote such claim, and the provisions of that Section shall control the other provisions of this Agreement that otherwise require the consent of the Required Lenders or all Lenders in certain circumstances. Agent shall continue to administer the Loans on behalf of Lenders, as they may be amended by any adopted Plan of Reorganization.

         7.16 Procedures for Notices and Approvals. All notices given among Lenders and Agent with respect to this Agreement or the other Credit Documents shall be given in the manner provided in this Agreement. Additionally, should Agent request Lenders' approval of any matter, each Lender shall respond in writing within five (5) Business Days after the Business Day on which the request was received. If a Lender fails to so respond, it shall be deemed to have disapproved the action proposed by Agent.

         7.17 Amendments to Article VII. No provision of this Article VII may be amended or waived absent the prior written consent of all Lenders and Agent. Borrowers' approval shall not be required for the amendment or waiver of any provision of this Article VII; provided, however, Borrowers' written consent shall be required for any amendment of this Article VII that would eliminate the position of Agent or eliminate or restrict any right of approval specifically granted to Borrowers in this Article VII.

                            VIII. GENERAL PROVISIONS

         8.1 Notices. All communications relating to this Agreement or any of the other Credit Documents shall be in writing and shall be effective when delivered by (i) mail within 72 hours after such communication is deposited into the mail with first class postage prepaid, addressed as specified in this Section, (ii) overnight courier or special courier when delivered at the address specified in this Section, or (iii) telecopier when such telecopy is transmitted to the telecopier number specified in this Section:

                  If to Borrowers:

                  Books-A-Million, Inc.
                  Attn: Richard S. Wallington
                  Post Office Box 19768
                  Birmingham, Alabama 35219
                  Telecopier:       (205) 942-4847

                  Hand Delivery:

                  Books-A-Million, Inc.
                  Attn: Richard S. Wallington
                  402 Industrial Lane

                  Birmingham, Alabama 35211
                  Telecopier:       (205) 942-4847

                  If to BofA, or Issuing Bank:

                  Bank of America, N.A.
                  Attn: David B. Jackson
                  GA1-006-13-15
                  600 Peachtree Street, NE
                  Atlanta, Georgia 30308
                  Telecopier:       (404) 607-6323

                  With a Copy To:

                  Maynard, Cooper & Gale, P.C.
                  Attn: Randall H. Morrow, Esq.
                  1901 6th Avenue North
                  2400 AmSouth/Harbert Plaza
                  Birmingham, Alabama 35203-2618
                  Telecopier:       (205) 254-1999

                  If to Agent:

                  Bank of America, N.A.
                  Attn: David B. Jackson
                  GA1-006-13-15
                  600 Peachtree Street, NE
                  Atlanta, Georgia 30308
                  Telecopier:       (404) 607-6323

                  and

                  Bank of America, N.A.
                  Attn: Susan Ryan
                  IL1-231-08-30
                  231 South LaSalle Street
                  Chicago, Illinois 60697
                  Telecopier:       (877) 207-0481

                  With a Copy To:

                  Maynard, Cooper & Gale, P.C.
                  Attn: Randall H. Morrow, Esq.
                  1901 6th Avenue North
                  2400 AmSouth/Harbert Plaza
                  Birmingham, Alabama 35203-2618
                  Telecopier:       (205) 254-1999

         If to the other Lenders, at the address set forth on the signature pages attached hereto. Any party may change its address for receipt of notice by written direction to the other parties hereto.

         8.2 Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Obligations shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations originally represented by any part of such other Obligations.

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
         8.3 Application of Payments. Amounts received with respect to the Obligations shall be applied (i) first, to any expenses due Lenders or Agent,
(ii) second, to accrued and unpaid interest under any of the Obligations, (iii) third, to reduce the unpaid principal portion of the Obligations (other than those arising from Hedge Agreements) in such manner as determined by Agent, and
(iv) fourth, to any Obligations arising under Hedge Agreements (apportioned pro rata among them if more than one).

         8.4 Counterparts. This Agreement may be executed in counterparts with all signatures or by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

         8.5 Negotiated Document. This Agreement and the other Credit Documents have been negotiated by the parties with full benefit of counsel and should not be construed against any party as author.

         8.6 Consent to Jurisdiction: Exclusive Venue. Each Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Northern District of Georgia and of all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which Lenders or Agent may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Fulton County, Georgia unless Lenders and Agent agree to the contrary in writing. This election applies only for the limited judicial proceedings that may apply as set forth in the provision of this Agreement electing binding arbitration for the resolution of disputes and does not impair the effect of that provision in any way.

         8.7 Not Partners: No Third Party Beneficiaries. The relationship of Lenders and Borrowers is that of lenders and borrowers only, and neither is a fiduciary, partner or joint venturer of the other for any purpose. This Agreement has been executed for the sole benefit of Lenders, and no third party is authorized to rely upon Lenders' rights or duties hereunder.

         8.8 No Reliance on Lenders' Analysis. Borrowers acknowledge and represent that, in connection with the Obligations, Borrowers have not relied upon any financial projection, budget, assessment or other analysis by Lenders or Agent upon any representation by Lenders as to the risks, benefits or prospects of Borrowers' business activities or present or future capital needs incidental thereto, all such considerations having been examined fully and independently by Borrowers.

         8.9 No Marshaling of Assets. Lenders and Agent may proceed against collateral securing the Obligations and against parties liable therefor in such order as they may elect, and neither Borrowers nor any surety or guarantor for Borrowers nor any creditor of Borrowers shall be entitled to require Lenders or Agent to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

         8.10 Business Days. If any payment date under the Obligations falls on a day that is not a Business Day, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next following Business Day.

         8.11 Participations and Assignments.

         (a) At any time after the Closing Date each Lender may, with the prior consent of the Borrowers (unless an Event of Default has occurred and is continuing or the participation is to another Lender or an Affiliate of a Lender) and the Agent, which consent shall not be unreasonably withheld, grant a participation in such Lender's Note, Loans and interest in the Obligations and the Credit Documents to any Person, and all communications with the Agent and the Borrowers shall be solely with such Lender and not with any participant. The Borrowers agree that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to any Borrower, as fully as if such participant or subparticipant had made a loan directly to such Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Obligations and the Credit Documents. For purposes of this
Section 8.11 only, the Borrowers shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Obligations. Nothing contained in this section shall affect the Lenders' right of set-off (under Section 6.2.4 or applicable Law) with respect to the entire amount of the Obligations, notwithstanding any such participation or subparticipation. The Lenders may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by the Lenders from any of the Borrowers or any other person under any provisions of this Agreement or the other Credit Documents or otherwise.

         (b) At any time after the Closing Date each Lender may, with the prior consent of the Borrowers (unless an Event of Default has occurred and is continuing or the assignment is to another Lender or an Affiliate of a Lender) and the Agent, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender and the assignee shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note or Notes to give effect to the assignment, (iii) the minimum commitment which shall be assigned is $5,000,000 (or such lesser amount as may remain outstanding) and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, as fully as if such assignee had been named as a Lender in this Agreement, and of a holder of such Note or Notes, and (y) the assignor shall, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. No assignee shall have the right to make any further assignment of its rights and obligations except pursuant to this Agreement. Any Lender that makes an assignment shall pay to the Agent a one-time administrative fee of $3,500, which fee shall not be reimbursed by Borrowers.

         (c) By executing and delivering an Assignment and Acceptance, the Lender-assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other person or the performance or observance by the Borrowers or any other person of any of its obligations under any Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of all financial statements delivered pursuant to this Agreement, and such other Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

         (d) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to the Borrowers.

         8.12 Standard of Care: Limitation of Damages. Lenders and Agent shall be liable to Borrowers only for matters arising from this Agreement or otherwise related to the Obligations resulting from such Lender's or Agent's gross negligence or reckless or willful misconduct, and liability for all other matters is hereby waived. Lenders and Agent shall not in any event be liable to Borrowers for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

         8.13 Incorporation of Schedules. All Schedules and Exhibits referred to in this Agreement are incorporated herein by this reference.

         8.14 Indulgence Not Waiver. Lenders' or Agent's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lenders' or Agent's rights to declare a default or otherwise demand strict compliance with this Agreement.

         8.15 Cumulative Remedies. The remedies provided Lenders and Agent in this Agreement are not exclusive of any other remedies that may be available to Lenders and Agent under any other document or at law or equity.

         8.16 Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party or parties against whom enforcement of the amendment or waiver is sought. Waivers and amendments may be executed by Agent on behalf of Lenders, subject to the requirements of Article VII hereof requiring the consent of some or all of Lenders under certain circumstances.

         8.17 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrowers and Lenders, except that Borrowers shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of all of the Lenders. Any attempted assignment or delegation by Borrowers without the required prior consent shall be void.

         8.18 Entire Agreement. This Agreement and the other written agreements among Borrowers, Lenders and Agent represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provisions in this Agreement shall control.

         8.19 Severability. Should any provision of this Agreement be declared invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         8.20 Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed.

         8.21 Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Obligations shall be determined according to the internal laws and judicial decisions of the State of Georgia.

         8.22 Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective Sections.

         8.23 WAIVER OF JURY TRIAL. BORROWERS AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         8.24 Facsimile Signatures. This Agreement may be executed by facsimile signatures, and shall be effective when Agent has received telecopy transmissions of the signature pages executed by all parties hereto;

provided, however, that all parties shall deliver original executed documents to Agent promptly following the execution hereof.

         8.25 Obligations Absolute. BAM hereby agrees that its obligations and liabilities with respect to the Obligations are joint and several with the other Borrowers (except as limited by the terms of Section 1.3 above and by the terms of the Assumption Agreements executed by Participating Entities who become such after the Closing Date), continuing, absolute and unconditional. Without limiting the generality of the foregoing, the obligations and liabilities of BAM with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by (a) the invalidity or unenforceability of any Credit Document executed by any other person with respect to the Obligations,
(b) the failure of the Agent or the Lenders to give BAM a copy of any notice given to any other person, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document executed by any other person with respect to the Obligations, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document executed with respect to the Obligations, (e) any waiver of payment, performance or observance by or in favor of any Participating Entities of any obligation, covenant or agreement under any Credit Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document executed by any other person with respect to the Obligations, (g) the extension of time for payment or performance of any Obligation by any Participating Entities, or (h) the release or discharge of the Lenders' claims against any Collateral now or at any time hereafter securing any of the Obligations, or any Participating Entities by operation of law or otherwise.

         8.26 Expenses. The Borrowers shall promptly pay all reasonable legal fees and expenses (including reasonable fees and expenses of counsel for the Agent), insurance premiums, recording, filing and transfer fees and taxes, and other costs and expenses related to the Obligations or required by any of the Credit Documents. If the Borrowers fail to pay any such cost or expense, the Agent or the Lenders may, but shall have no obligation to, pay the same from the Agent's or the Lenders' funds or by making a Loan advance for such purpose, without notice to the Borrowers or any of them. The Borrowers shall reimburse the Agent and the Lenders on demand for, and shall indemnify and hold the Agent and the Lenders harmless from and against, all such costs and expenses paid by the Agent or the Lenders and all other reasonable costs and expenses (including the reasonable fees and disbursements of the Agent's counsel) of every kind incurred by the Agent and the Lenders in connection with (i) the making or collection of the Obligations, (ii) the preparation and review of the Credit Documents (whether or not the transactions provided for in this Agreement shall be consummated) and any other documents related thereto, (iii) the enforcement of any of the Credit Documents and the defense of any claim, cross-claim or counterclaim asserted against the Agent or the Lenders by any of the Borrowers or any other person that relates to the Obligations or the Credit Documents and
(iv) the transactions provided for in the Credit Documents. The Borrowers shall not be required to reimburse the Lenders (other than the Agent) for counsel fees and expenses incurred in connection with the initial negotiation, execution and delivery of the Credit Documents. Any amount paid or advanced by the Agent or the Lenders under this section or the other Credit Documents shall bear interest until paid at a rate equal to two percent (2%) in excess of the Base Rate in effect from time to time, or the highest rate permitted by law, whichever is less. The Borrowers shall pay all costs and expenses of performing and satisfying their obligations under this Agreement. The Borrowers' obligations under this Section 8.26 shall survive the payment in full of the Obligations and the termination of this Agreement.

         8.27 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, and so long as the Agent and Lenders have fulfilled their obligations hereunder, each of the Borrowers hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following: (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; (ii) the entering into and performance of this Agreement and any other Credit Document by any of the Indemnified Parties; (iii) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrowers of any Hazardous Substances; or (iv) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrowers thereof of any Hazardous Substances (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrowers, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

         8.28 Confidentiality of Information. The Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any written information other than information (i) which was publicly known or otherwise known to them, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, other than through disclosure by the Borrowers delivered or made available by or on behalf of the Borrowers to them (including any non-public information obtained) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivering copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Borrowers in connection with or pursuant to this Agreement to (i) the Agent's, such Lender's or any Affiliate's directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any person to which such Lender sells or offers to sell an interest (whether as a participation or as an assignment) in all or any part of its Notes (which Person agrees to be bound by the provisions of this Section 8.28), (iv) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (v) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any Law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Notes.

         8.29 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Credit Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof or the Borrowers have furnished the Lenders with an indemnification satisfactory to the Lenders with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent or the Lenders are for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent and the Lenders harmless for, the amount of such payment surrendered until the Agent and the Lenders shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrowers wish to pay the Obligations in full and terminate this Agreement, there are any outstanding Letters of Credit, the Borrowers shall, unless otherwise agreed by the Required Lenders in their sole discretion, make a cash prepayment to the Agent on such date in an amount equal to the then-outstanding Letter of Credit Liabilities, and the Agent shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Agent (which account shall bear interest at the Agent's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit obligations. To the extent allowed by law, such account shall not constitute an asset of the Borrowers, or any of them, subject to their rights therein under this Section
8.29. The Agent shall from time to time debit such account for the payment of the Letter of Credit Liabilities as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrowers if and when no Letter of Credit Liabilities remain outstanding hereunder and all of the Obligations have been paid in full. The Borrowers shall remain liable for any Obligations in excess of the amounts paid from such account.

         IN WITNESS WHEREOF, each of the Borrowers, the Lenders and the Agent has caused this Credit Agreement to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.

                                           BOOKS-A-MILLION, INC.


                                           By:      /s/ Richard S Wallington
                                               --------------------------------
                                               Its  CFO
                                               --------------------------------

                                           NETCENTRAL, INC.

                                           By:      /s/  Terrence G. Finley
                                               --------------------------------
                                               Its  President
                                               --------------------------------

                                           AMERICAN INTERNET SERVICE, INC.

                                           By:      /s/  Sandra B. Cochran
                                               --------------------------------
                                               Its  President
                                               --------------------------------

                                           AMERICAN WHOLESALE BOOK COMPANY, INC.


                                           By:      /s/ Richard S. Wallington
                                               --------------------------------
                                               Its  CFO
                                               --------------------------------

                                           booksamillion.com, inc.

                                           By:      /s/ Terrence G. Finley
                                               --------------------------------
                                               Its  President
                                               --------------------------------


                                           FAITHPOINT, INC.


                                           By:      /s/ Terrence G. Finley
                                               --------------------------------
                                               Its  President
                                               --------------------------------

                                           BANK OF AMERICA, as Agent


                                           By: /s/ Susan J. Ryan
                                               --------------------------------
                                               Its Vice President

                                           Hand Delivery Address:


                                           IL 1-231-08-30
                                           231 South LaSalle Street
                                           Chicago, Illinois 60697
                                           FAX: (877) 207-0481
                                           Attention: Susan Ryan

                                           BANK OF AMERICA, N.A.


                                           By: /s/ David Jackson
                                               --------------------------------
                                               Its Senior Vice President


                                           Commitment Amount: $35,000,000

                                           Lending Office and Hand Delivery
                                           Address:

                                           GA1-006-13-15
                                           600 Peachtree Street, NE
                                           Atlanta, Georgia 30308
                                           FAX:  (404) 607-6323
                                           Attention: David B. Jackson

                                           AMSOUTH BANK


                                           By:  /s/ David A. Simmons
                                               --------------------------------
                                               Its Senior Vice President

                                           Commitment Amount: $10,000,000

                                           Lending Office and Hand Delivery
                                           Address:

                                           AmSouth-Sonat Tower
                                           1900 Fifth Avenue North, 7th Floor
                                           Birmingham, Alabama  35201
                                           FAX:  (205) 801-0157
                                           Attention: David A. Simmons


                                           Mailing Address:


                                           P. O. Box 11007
                                           Birmingham, Alabama  35288
                                           FAX:  (205) 801-0157
                                           Attention: David A. Simmons

                                           SUNTRUST BANK


                                           By: /s/ Nathan Bickford
                                               --------------------------------
                                               Its         VP
                                               --------------------------------


                                           Commitment Amount: $25,000,000

                                           Lending Office and Hand Delivery
                                           Address:

                                           STES-Corporate Banking/4th Floor
                                           303 Peachtree Street, N.E.
                                           Mailcode-1909
                                           Atlanta, Georgia 30308
                                           FAX:  (404) 588-8833
                                           Attention: Nathan Bickford


                                           Mailing Address:


                                           STES-Corporate Banking/4th Floor
                                           303 Peachtree Street, N.E.
                                           Mailcode-1909
                                           Atlanta, Georgia 30308
                                           FAX:  (404) 588-8833
                                           Attention: Nathan Bickford

                                           SOUTHTRUST BANK


                                           By: /s/ Ted Knudsen
                                               --------------------------------
                                               Its         SVP
                                               --------------------------------

                                           Commitment Amount: $15,000,000

                                           Lending Office and Hand Delivery
                                           Address:

                                           420 North 20th Street
                                           Birmingham, Alabama 35203
                                           FAX:  (205) 254-6600
                                           Attention: Ted Knudsen

                                           WELLS FARGO BANK, N.A.


                                           By: /s/ Randall Repp
                                               --------------------------------
                                               Its         Vice President
                                               --------------------------------


                                           Commitment Amount: $15,000,000

                                           Lending Office and Hand Delivery
                                           Address:

                                           1000 Lakes Drive, Suite 250
                                           West Covina, CA 91790
                                           FAX:  (626) 919-2909
                                           Attention: Randall J. Repp

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibit A                           Permitted Encumbrances
Exhibit B                           Compliance Certificate
Schedule 1.3.6                      Assumption Agreement
Schedule 2.3                        Form of Committed Note
Schedule 2.5.1(b)                   Form of Borrowing Notice
Schedule 2.16.2                     Form of Swingline Note
Schedule 3.1.2(e)                   Ownership Structure
Schedule 4.1                        Exceptions to Doing Business
Schedule 8.11                       Form of Assignment and Acceptance

                                    EXHIBIT A

                             PERMITTED ENCUMBRANCES



                                    Exhibit A

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

Reference is made to that certain Credit Agreement between BOOKS-A-MILLION, INC., a Delaware corporation ("BAM"), and its wholly owned subsidiaries AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC"), AMERICAN INTERNET SERVICE, INC., an Alabama corporation ("AIS") and the wholly-owned subsidiaries of AIS, BOOKSAMILLION.COM, INC., an Alabama corporation ("BAM.COM"), NET CENTRAL, INC., a Tennessee corporation ("NI"), and FAITHPOINT, INC. an Alabama corporation ("FAITHPOINT"); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as the "Borrowers"), BANK OF AMERICA, N.A., a national banking association as agent for the lenders named therein (the "Agent"), and the Lenders party thereto, dated as of July 1, 2002 (the "Credit Agreement"). Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

         The undersigned does hereby certify to the Agent as follows:

         1. He/she is the duly elected and serving [chief financial office or chief executive officer] of BAM.

         2. He/she has reviewed the terms of the Credit Agreement and the other Credit Documents and has made, or has caused to be made under his supervision, a review of the transactions and conditions of the Borrowers and their Consolidated Entities through the date on which this certificate is delivered to the Agent and the Lenders. No Event of Default or Unmatured Default under the Credit Agreement has occurred and is continuing as of the date this certificate is delivered to the Agent and the Lenders, except as follows: [Give detailed description or insert "none" if appropriate].

         3. The computations relating to the Borrowers' financial condition set forth on Schedule B-1 attached hereto were true and correct as of , 200 (such date being the last day of the most recently ended fiscal calendar quarter) and there has been no material adverse change in such amounts upon which such computations are based through the date on which this certificate is delivered to the Agent and the Lenders.

                                                          ___________________ of
                                                          BOOKS-A-MILLION, INC.




Dated:_________________, 200___



                                    EXHIBIT B

                              BOOKS-A-MILLION, INC.
                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE
                SCHEDULE OF COMPLIANCE AS OF [FISCAL QUARTER END]
       WITH PROVISIONS OF 5.8.1, 5.8.2, AND 5.8.3 OF THE CREDIT AGREEMENT
                       (IN THOUSANDS, EXCEPT % AND RATIOS)

                                                                                             ACTUAL 4 QTRS
1.        SECTION 5.8.1 - FIXED CHARGE COVERAGE RATIO:

          Consolidated Net Income before interest, taxes, depreciation & amortization plus Operating Lease Payments

          Interest Expense
          Operating Lease Payments

          Total Interest Expense and Operating Lease Payments                             --------------------

          COVERAGE RATIO (NOT LESS THAN 1.50 TO 1)                                        ====================

2.        SECTION 5.8.2 - LEVERAGE RATIO:

          Funded Debt

          Add four times Operating Lease Payments
          Adjusted debt                                                                   --------------------

          Consolidated Net Income before interest, taxes, depreciation & amortization plus Operating Lease Payments

          LEVERAGE RATIO (NOT MORE THAN 4.0 TO 1 AS OF END OF FIRST THREE FISCAL
          QUARTERS AND NOT MORE THAN 3.25 TO 1 AS OF THE END OF EACH FISCAL
          YEAR)                                                                           =====================

3.        SECTION 5.8.3 - MINIMUM SHAREHOLDER'S EQUITY:
          Stockholders' Equity limitation as of 2/4/02
          50% of positive net income since 2/4/02
          Minimum net worth requirement

          STOCKHOLDERS' EQUITY (AS OF QUARTER END)                                        =====================

                                   Exhibit B

                                   ADDENDUM TO

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                SCHEDULE OF COMPLIANCE AS OF [FISCAL QUARTER END]

CALCULATION OF EBITDAR:

(IN 000S)                                                FISCAL QTR.    FISCAL QTR.    FISCAL QTR.   FISCAL QTR.     TRALLING 4
                                                             DATE          DATE           DATE           DATE         QUARTERS
                                                         ----------     ----------     ----------    ----------      ----------
Net Income
Plus Interest Expense
Plus Income Taxes
Plus Depreciation/Amortization
Plus Operating Lease Pmts.
Plus/Minus Extraordinary Items
Plus/Minus Losses or Gains on Sale of Assets
Plus/Minus Non-Cash FASB Charges or Gains
Minus Non-Cash Minority Interest Income

EBITDAR

                                   Exhibit B

                                 SCHEDULE 1.3.6

                          FORM OF ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT ("this Agreement") is entered into by BANK OF AMERICA, N.A., a national banking association, as Agent for the Lenders described below and the other undersigned entity (the "Assuming Entity") on ____________________, 20__.

                                    RECITALS

         A. Bank of America, N.A. and the several lenders from time to time party thereto (collectively, the "Lenders") and Bank of America, N.A., as Agent for the Lenders have entered into a certain Credit Agreement dated as of July 1, 2002 (the "Credit Agreement") with Books-A-Million, Inc., a Delaware corporation ("BAM"), and certain subsidiaries or affiliates thereof (collectively, the "Borrowers").

         B. Under the terms of the Credit Agreement the Lenders have made a credit facility in the maximum principal amount of $100,000,000 available to the Borrowers on the terms and conditions specified in the Credit Agreement (the "Revolving Credit Facility").

         C. The Assuming Entity desires, pursuant to Section 1.3 of the Credit Agreement, to become obligated as a Borrower, jointly and severally, with all other parties that are now Borrowers, with respect to the Credit Agreement, the Notes and the other Obligations and to take all other action necessary to become a Borrower and a Participating Entity, as defined in the Credit Agreement.

         D. Capitalized terms used in this Agreement, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein set forth, and to induce the Lenders to extend credit under the Revolving Credit Facility, and in further consideration of the substantial material benefit to accrue to the Assuming Entity from credit extended and to be extended by the Lenders under the Revolving Credit Facility, the parties hereto agree as follows:

         1. The Assuming Entity hereby assumes, and agrees that it is and shall be fully liable, jointly and severally with all parties that are now Borrowers, for the Obligations, and all covenants, agreements, warranties and representations with respect to the Revolving Credit Facility set forth in the Credit Agreement and the Notes, and hereby agrees that it is and shall be a party to, and a Borrower under the terms of, the Credit Agreement and the Notes, with the same force and effect as would be the case if the Assuming Entity had been named as a Borrower in and had executed and delivered the Credit Agreement and the Notes to the Lenders on the Closing Date; provided, however, that its liability with respect to the Obligations shall be limited as set forth in
Section 1.3.2 of the Credit Agreement.

         2. The Assuming Entity acknowledges that it has had full and complete access to the underlying papers relating to the Obligations and all other papers available to any Borrower in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. The Assuming Entity is fully informed of all circumstances that bear upon the risks of executing this Agreement and which a diligent inquiry would reveal. The Assuming Entity has adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers' financial condition and is not depending on the Agent to provide such information, now or in the future. The Assuming Entity agrees that the Agent shall have no obligation to advise or notify the Assuming Entity or to provide the Assuming Entity with any data or information, except as may otherwise be required by the Credit Agreement. The execution and delivery of this Agreement is not a condition precedent (and the Lenders have not in any way implied that the execution of this Agreement is a condition precedent) to the Lenders' making, extending or modifying any loan or any other financial accommodation to or for the Assuming Entity other than under the Credit Agreement.

                                 Schedule 1.3.6

         3. The Assuming Entity hereby unconditionally agrees to pay and perform all of the Obligations, whether now existing or hereafter incurred or arising (subject to the proviso of Section 1 above).

         4. The Assuming Entity hereby specifically acknowledges and agrees, without limiting the generality of the other provisions of this Agreement, to be bound by the terms and conditions specified in Section 1.3 of the Credit Agreement.

         5. The Assuming Entity hereby agrees that the obligations and liabilities of the Assuming Entity with respect to the Obligations are joint and several with the other Borrowers, continuing, absolute and unconditional (subject to the proviso of Section 1 above). Without limiting the generality of the foregoing, the obligations and liabilities of the Assuming Entity with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by (a) the invalidity or unenforceability of any Credit Document, (b) the failure of the Agent or the Lenders to give the Assuming Entity a copy of any notice given to any other Borrower, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document, (e) any waiver of payment, performance or observance by or in favor of any other Borrower of any obligation, covenant or agreement under any Credit Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document, (g) the extension of time for payment or performance of any of the Obligations, or (h) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of the Assuming Entity under this Agreement, the Revolving Credit Facility, the Credit Agreement, the Notes or any other Credit Document.

         6. The Assuming Entity covenants and agrees with the Agent as follows:

                  (a) The Assuming Entity will be bound by all of the obligations, requirements and restrictions in the covenants contained in the Credit Agreement.

                  (b) The Assuming Entity will not exercise any rights that it may acquire by way of subrogation under this Agreement or the Subrogation and Contribution Agreement referred to in clause (c) of this Section 6, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and the Credit Agreement has been terminated. If any amount shall be paid to the Assuming Entity on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Credit Agreement terminated, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall be paid forthwith to the Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

                  (c) The Assuming Entity will not amend or waive any provision of the Subrogation and Contribution Agreement dated as of July 1, 2002, nor consent to any departure by BAM or any other Participating Entity from such Subrogation and Contribution Agreement, as amended, or from any similar Subrogation and Contribution Agreements executed by other Participating Entities relating to the Revolving Credit Facility, without having obtained the prior written consent of the Required Lenders to such amendment, waiver or consent.

         7. The Assuming Entity hereby irrevocably consents to the jurisdiction of the United States District Court for the Northern District of Georgia and of all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which Lenders or Agent may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Fulton County, Georgia, unless Lenders and Agent agree to the contrary in writing. This election applies only for the limited judicial proceedings that may apply as set forth in the provision of this Agreement electing binding arbitration for the resolution of disputes and does not impair the effect of that provision in any way.

         8. The Assuming Entity agrees that it is, and for all purposes of the Credit Agreement, the Notes and the other Credit Documents shall be, a Borrower and a Participating Entity.

                                 Schedule 1.3.6

         9. This Agreement shall bind the Assuming Entity's successors and assigns and shall inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors and assigns. This Agreement may only be waived, modified or amended by a written instrument signed by the party against which the enforcement thereof is sought. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia. If any term of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall remain in force and effect. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. This Agreement and the other Credit Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any inconsistent agreement with respects to the subject matter hereof and thereof.

                                 Schedule 1.3.6

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first written above.

                                             BANK OF AMERICA, N.A., as Agent


                                             By:

                                                      Its

                                             [NAME OF ASSUMING ENTITY]


                                             By:

                                                      Its

                                 Schedule 1.3.6

                                  SCHEDULE 2.3

                             FORM OF COMMITTED NOTE

$__________                                                         July 1, 2002

         FOR VALUE RECEIVED, BOOKS-A-MILLION, INC., a Delaware corporation ("BAM"), and its wholly owned subsidiaries AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC"), AMERICAN INTERNET SERVICE, INC., an Alabama corporation ("AIS") and the wholly-owned subsidiaries of AIS, BOOKSAMILLION.COM, INC., an Alabama corporation ("BAM.COM"), NET CENTRAL, INC., a Tennessee corporation ("NI"), and FAITHPOINT, INC. an Alabama corporation ("FAITHPOINT"); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as "BORROWERS"), hereby jointly and severally promise to pay to the order of [], a [] (along with its successors and assigns "Payee"), the sum of _____________________ Dollars ($____________), or as much thereof as may be outstanding from time to time, together with interest thereon as provided in that Credit Agreement as of July 1, 2002 by and among Borrowers, Payee and the several lenders from time to time party thereto and Bank of America, N. A., as agent, as it may be amended or restated from time to time (the "Credit Agreement").

         This Note evidences the "Committed Loans," as defined in the Credit Agreement as may be made from time to time by Payee to Borrowers. Reference is made to the Credit Agreement for the terms of payment of principal and interest hereunder, for a description of the rights of the "Agent." as defined in the Credit Agreement, to enforce this Note, and for additional provisions regarding additional payments, prepayment, draws and other terms and conditions applicable to the indebtedness evidenced by this Note. As provided in the Credit Agreement, all remaining principal, interest and expenses outstanding hereunder or under the Credit Agreement shall become finally due on the Maturity Date.

         Interest hereunder shall be calculated as provided for in the Credit Agreement. As also provided further in the Credit Agreement, the interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to the Borrowers, at the option of the holder of this Note.

         Subject to the provisions of the Credit Agreement, Borrowers may borrow, repay and reborrow amounts hereunder from time to time, provided that Borrowers are not in default hereunder or under the Credit Agreement and provided that all conditions to Payee's obligation to fund advances as set forth in the Credit Agreement are satisfied. Payee shall have no liability for its refusal to advance funds hereunder following a determination that any condition precedent to the making of an advance has not been satisfied.

         Payee's records of the amounts advanced hereunder shall be conclusive proof thereof, absent manifest error.

         All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of the Agent in Atlanta, Georgia, or at such other address as the Agent may direct.

         The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default under this Note.

         Upon the occurrence of an Event of Default, as defined above, the Payee may, at its option and without notice (except as provided in the Credit Agreement), acting through the Agent as provided in the Credit Agreement, declare all principal and interest provided for under this Note, and any other obligations of Borrowers to Payee, to be presently due and payable, and Payee may enforce any remedies available to Payee under any documents securing or evidencing debts of Borrowers to Payee. Payee may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Payee shall bear interest at the Default Rate, as defined in the Credit Agreement.

         All amounts received for payment of this Note shall be applied in accordance with the Credit Agreement.


                                  Schedule 2.3

         Borrowers and all sureties, guarantors, endorsers and other parties to this Note hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Payee with respect to this Note and severally waive demand, presentment. protest, notice of dishonor, and all other notices that might otherwise be required by law, except as set forth in the Credit Agreement. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship, if applicable.

         Borrowers and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Payee may incur in the course of efforts to collect the debt evidenced hereby or to protect Payee's interest in any collateral securing the same, to the extent permitted by the Credit Agreement.

         The validity and construction of this Note shall be determined according to the laws of Alabama applicable to contracts executed and performed within that state and applicable federal law. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

                                  Schedule 2.3

         Words used herein indicating gender or number shall be read as context may require.

                                          BOOKS-A-MILLION, INC.


                                          By:
                                                Its

                                          Taxpayer's Identification Number:


                                          NET CENTRAL, INC.


                                          By:
                                                Its

                                          Taxpayer's Identification Number:


                                          AMERICAN INTERNET SERVICE, INC.


                                          By:
                                                Its

                                          Taxpayer's Identification Number:


                                          AMERICAN WHOLESALE BOOK COMPANY, INC.


                                          By:
                                                Its

                                          Taxpayer's Identification Number:


                                          booksamillion.com, inc.


                                          By:
                                                Its

                                          Taxpayer's Identification Number:

                                  Schedule 2.3

                                             FAITHPOINT, INC.


                                             By:
                                                   Its

                                             Taxpayer's Identification Number:

                                  Schedule 2.3

                                SCHEDULE 2.5.1(b)

                            FORM OF BORROWING NOTICE

TO:               Bank of America, N.A., as Agent

LENDERS: Bank of America, N.A., AmSouth Bank, SunTrust Bank, Wells Fargo Bank, N.A. and SouthTrust Bank

DATE:             _______________,

BORROWERS:        Books-A-Million, Inc., American Wholesale Book Company, Inc.,
                  Net Central, Inc., American Internet Service, Inc., booksamillion.com, inc. and FaithPoint, Inc.


         This notice is delivered under the Credit Agreement (the "Credit Agreement") dated as of July 1, 2002, between Borrowers and Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

         Borrowers request a Loan under the Credit Agreement as follows:

Borrowing Date(1)                                           _____________,______
Amount of Borrowing                                         $___________________
Type of Borrowing(2)                                        ____________________
For LIBOR Loans, the Interest Period(3)                     ____________________

Select one:

__________        The proceeds of the requested Loan shall be disbursed to
                  Borrowers as provided in the Credit Agreement.

__________        The proceeds of the requested LIBOR Loan shall be applied to the payment of Borrowers' existing Base Rate Loan, this new
                  Loan being a conversion of a Base Rate Loan to a LIBOR Loan

-----------------

(1) Next Banking Day for Base Rate Loans, third following Banking Day for LIBOR Loans.

(2)  LIBOR, Base Rate Loan, SwingLine Loan or Peak Usage Tranche.

(3)  7 day, 14 day, 1, 2, 3 or 6 months.

                                Schedule 2.5.1(b)

__________        The proceeds of the requested LIBOR Loan shall be applied to the payment of the following LIBOR Loan, subject to all requirements of the Credit Agreement, this new Committed Loan being a conversion of a LIBOR Loan to a different LIBOR Loan:

                                    Date: _____________________________________

                                    Amount: ___________________________________

                                    Interest Period: __________________________

__________        The proceeds of the requested Base Rate Loan shall be applied to the payment of the following LIBOR Loan, subject to all requirements of the Credit Agreement, this new Committed Loan being a conversion of a LIBOR Loan to a Base Rate Loan:

                                    Date: _____________________________________

                                    Amount: ___________________________________

                                    Interest Period: __________________________

         If this draw request relates to an acquisition (for which such calculations are required), attached hereto as Exhibit A are calculations of financial covenants as they will exist both before and after the closing of the acquisition. These calculations demonstrate continued compliance with all financial covenants before and after the acquisition.

         Borrowers certify that on the date hereof and on the date of the above Borrowing Date, after giving effect to the requested Committed Loan, Peak Usage Tranche or Swingline Loan, (a) all of the representations and warranties in the Credit Documents will be true and correct in all material respects -- unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement, (b) no Event of Default or Unmatured Default will exist, and (c) all conditions to Borrowers' right to receive the requested Committed Loan, Peak Usage Tranche or Swingline Loan under the Credit Agreement have been satisfied.

                                   BOOKS-A-MILLION, INC., on behalf of Borrowers


                                   By: _________________________________________

                                   (Name) ______________________________________

                                   (Title) _____________________________________

                                Schedule 2.5.1(b)

                                 SCHEDULE 2.16.2

                             FORM OF SWINGLINE NOTE

$15,000,000.00                                                 Atlanta, Georgia

                                                                    July 1, 2002

         FOR VALUE RECEIVED, BOOKS-A-MILLION, INC., a Delaware corporation ("BAM") and its wholly owned subsidiaries, AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC"), AMERICAN INTERNET SERVICE, INC., an Alabama corporation ("AIS") and the wholly-owned subsidiaries of AIS, BOOKSAMILLION.COM, INC.; an Alabama corporation ("BAM.COM"), NET CENTRAL, INC., a Tennessee corporation ("NI"), and FAITHPOINT, INC., an Alabama corporation ("FAITHPOINT"); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as the "BORROWERS"), hereby jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., a national banking association (along with its successors and assigns, "Payee"), the sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or as much thereof as maybe outstanding from time to time, together with interest thereon as provided in that Credit Agreement dated as of July 1, 2002 among Borrowers, Payee and the several lenders from time to time party thereto and Bank of America, N.A., as agent, as it may be amended or restated from time to time (the "Credit Agreement").

         This Note evidences the "Swingline Loans," as defined in the Credit Agreement, as may be made from time to time by Payee to Borrowers. Reference is made to the Credit Agreement for the terms of payment of principal and interest hereunder, for a description of the rights of the "Agent." as defined in the Credit Agreement, to enforce this Note, and for additional provisions regarding additional payments, prepayment, draws and other terms and conditions applicable to the indebtedness evidenced by this Note. As provided in the Credit Agreement,
(i) all remaining principal, interest and expenses outstanding hereunder or under the Credit Agreement shall become finally due on the Maturity Date, (ii) the sum of the outstanding principal balance hereunder and under the Revolving Credit Facility may not exceed $100,000,000 in the aggregate at any time, and
(iii) the obligations hereunder are to be allocated to Lenders Pro Rata upon an Event of Default.

         Interest hereunder shall be calculated as provided in the Credit Agreement. As also provided further in the Credit Agreement, the interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to the Borrowers, at the option of the holder of this Note.

         Subject to the provisions of the Credit Agreement, Borrowers may borrow, repay and reborrow amounts hereunder from time to time, provided that Borrowers are not in default hereunder or under the Credit Agreement and provided that all conditions to Payee's obligation to fund advances as set forth in the Credit Agreement are satisfied. Payee shall have no liability for its refusal to advance funds hereunder following a determination that any condition precedent to the making of an advance has not been satisfied.

         Payee's records of the amounts advanced hereunder shall be conclusive proof thereof, absent manifest error.

         All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of the Agent in Atlanta, Georgia, or at such other address as the Agent may direct.

         The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default under this Note.

         Upon the occurrence of an Event of Default, as defined above, the Payee may, at its option and without notice (except as provided in the Credit Agreement), acting through the Agent as provided in the Credit Agreement, declare all principal and interest provided for under this Note, and any other obligations of Borrowers to Payee, to be presently due and payable, and Payee may enforce any remedies available to Payee under any documents securing or evidencing debts of Borrowers to Payee. Payee may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Payee shall bear interest at the Default Rate, as defined in the Credit Agreement.

         All amounts received for payment of this Note shall be applied in accordance with the Credit Agreement.

         Borrowers and all sureties, guarantors, endorsers and other parties to this Note hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Payee with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law, except as set forth in the Credit Agreement. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship, if applicable.

         Borrowers and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Payee may incur in the course of efforts to collect the debt evidenced hereby or to protect Payee's interest in any collateral securing the same, to the extent permitted by the Credit Agreement.

         The validity and construction of this Note shall be determined according to the laws of Georgia applicable to contracts executed and performed within that state and applicable federal law. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

         Words used herein indicating gender or number shall be read as context may require.

                                            BOOKS-A-MILLION, INC.


                                            By:
                                                  Its

                                            Taxpayer's Identification Number:


                                            NET CENTRAL, INC.


                                            By:
                                                  Its

                                            Taxpayer's Identification Number:


                                            AMERICAN INTERNET SERVICE, INC.


                                            By:
                                                  Its

                                            Taxpayer's Identification Number:


                                          AMERICAN WHOLESALE BOOK COMPANY, INC.


                                            By:
                                                  Its

                                            Taxpayer's Identification Number:


                                            booksamillion.com, inc.


                                            By:
                                                  Its

                                            Taxpayer's Identification Number:

                                 Schedule 2.16.2

                                             FAITHPOINT, INC.


                                             By:


                                                   Its

                                             Taxpayer's Identification Number:



                                 Schedule 2.16.2

                                  SCHEDULE 4.1

                          EXCEPTIONS TO DOING BUSINESS



                                  Schedule 4.1

                                SCHEDULE 3.1.2(e)

                               OWNERSHIP STRUCTURE



                                Schedule 3.1.2(e)

                                  SCHEDULE 8.11

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                              DATED ___________________, 20_____

         Reference is made to the Credit Agreement dated as of July 1, 2002 (the "Agreement") among BOOKS-A-MILLION, INC., a Delaware corporation and certain of its subsidiaries or affiliates ("Borrowers"), the Lenders (as defined in the Agreement) and BANK OF AMERICA, N.A., as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         _______________ (the "Assignor") and __________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchased and assumes from the Assignor, WITHOUT RECOURSE, a __________%(4) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and the Note held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Credit Documents or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under the Agreement or any of the Credit Documents or any other instrument or document furnished pursuant thereto and (v) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for new Note(s) as follows: A Note, dated _______________, 20____ in the principal amount of $_____________ payable to the order of the Assignor, and a Note, dated _________________, 20_____, in the principal amount of $________________ payable to the order of the Assignee.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be ________________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

         5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.


------------------
(4) Specify percentage in no more than 4 decimal points.

                                 Schedule 8.11

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under this Agreement and the Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Georgia.


                                                     [NAME OF ASSIGNOR]


                                                     By:
                                                          Name:
                                                          Title:

                                                     Notice of Address:


                                                     After the Effective Date
                                                     Outstanding Loans:$

                                 Schedule 8.11

                                                     [NAME OF ASSIGNEE]


                                                     By:
                                                          Name:
                                                          Title:

                                                     Notice of Address:


                                                     After the Effective Date
                                                     Outstanding Loans:$

                           Accepted this _____ day of __________________, 20____

                           BANK OF AMERICA, N.A., as Agent


                           By:
                              Name:
                              Title:



                                 Schedule 8.11
                                     Page 3